    As filed with the Securities and Exchange Commission on March __, 2001
                          Registration No. 333-52558



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              AMENDMENT  NO. 2. TO
                                  FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      CCM MANUFACTURING TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

          Delaware                   52-2201514
(State or other jurisdiction      (I.R.S. Employer         (Primary Standard
   of incorporation or         Identification Number)  Industrial Classification
      organization)                                            Code Number)

                      CCM Manufacturing Technologies, Inc.
                               15635 Vision Drive
                         Pflugerville, Texas 78660-3203
                                  512/ 251-3484


              (Address, including zip code, and telephone number,
                including area code, of  registrant's principal
              executive  offices and principal place of business)

                    Jose G. Chavez, Chief Executive Officer
                     CCM Manufacturing Technologies, Inc.
                              15635 Vision Drive
                        Pflugerville, Texas 78660-3203
                                 512/251-3484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             Cassidy & Associates
                              1504 R Street N.W.
                            Washington, D.C. 20009
                            ----------------------


       Approximate Date of Commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                                  CALCULATION OF REGISTRATION FEE
                                                                                       Proposed              Proposed
                                            Amount                Maximum              Maximum               Amount of
Title of Each                               To be                 Offering Price       Aggregate             Registration
Class of to                                 Registered            Per Share            Offering Price Fee
Securities                                                                             (1)
to be registered

Shares of Class A common
stock held by selling
security holders                             4,472,434               $.000637          $   2,849                $1.00

Shares of Class A common
stock underlying
Class B common stock                           166,500               $.000637          $     106                $1.00

Shares of Class A common
stock underlying warrants
and option                                   1,600,000               $.000637          $   1,019                $2.00

Total                                        6,238,934               $.000637          $3,974.20                $4.00(2)
-----

    (1) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Pursuant to Rule 457(f)(2), the registration fee is based upon the estimated book value per share of Class A common stock of $.0006375 as of September 30, 2000.

    (2) Paid by electronic transfer.

PROSPECTUS                             Subject to Completion, Dated ______, 2001

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                     CCM MANUFACTURING TECHNOLOGIES, INC.


    4,472,434 shares of Class A common stock to be sold by certain selling securityholders,
  600,000 shares of Class A common stock issuable upon exercise of an option therefor,
 1,000,000 shares of Class A common stock issuable upon exercise of warrants,
                                     and
 and 166,500 shares of Series A common stock underlying Class B common stock conversion

         This prospectus relates to the offer and sale of 6,238,934 shares of Class A common stock of CCM Manufacturing Technologies, Inc. ("CCM"), par value $.0001 per share, by 98 holders, which includes (i) 4,472,434 shares earlier issued to the security holders (ii) 600,000 shares issuable upon the exercise of an option held by a consultant to CCM at an exercise price of $1.50 per share,
(iii) 1,000,000 shares issuable upon the exercise of warrants held by a consultant to CCM at exercise prices ranging from $2.50 to $5.00 per share and
(iv)166,500 shares underlying the conversion of the Class B common stock.

 There has been no market for CCM's common or preferred stock and a public market may not develop, or, if any market does develop, it may not be sustained.


These securities involve a high degree of risk. See "Risk Factors" contained in this prospectus beginning on page 3.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                                                                   Proceeds to Company or
                                             Underwriting Discounts                Other Persons
                    Price to Public (1)      and Commissions (2)
---------------------------------------------------------------------------------------------------------
  Per Share         Unknown                          $0                                (3)
  ---------         -------                          --                                ---

  Total             Unknown                          $0                                (3)
  =====             =======                          ==                                ===

(1) All the shares are being sold by the selling securityholders in separate transactions at prices to be negotiated at that time.

(2) The shares are being sold by the selling securityholders and CCM has no agreements or understandings with any broker or dealer for the sales of the shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to that broker-dealer, if any, will be determined at that time. Prior to the involvement of any broker-dealer, that broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In that event, CCM will file a post-effective amendment identifying the broker-dealer(s).

(3) CCM will not receive any proceeds from the sale of the shares.





               The date of this Prospectus is  March ____, 2001

                               TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----
Prospectus Summary........................................................................................................     1
Risk Factors
     1.  CCM may not continue as a going concern
     2.  Current Cash Shortage
     3.  CCM may need to raise additional funds in the future for its operations and if it is unable to raise additional financing,
         CCM may not be able to support its operations.
     4.  CCM may obtain additional capital primarily through the issuance of preferred stock which may have an adverse effect on the rights of holders of its Class A common stock
     5.  There is no current trading market for CCM's securities and, if a trading market does not develop, purchasers of its securities may have difficulty selling their shares.
     6.  CCM has never paid dividends
     7.  Officers and directors have limited liability and have indemnity rights.
     8.  The variability of customer requirements in the electronics industry could adversely affect CCM's results of operations.
     9.  The limited availability of electronic components could adversely affect CCM's ability to provide assembled products to its customers.
     10. Effect of loss of Minority Business Status
     11. The possibility of CCM issuing preferred stock for anti-takeover effect could prevent takeovers favored by CCM's shareholders.
     12. Penny stock regulation may impair shareholders' ability to sell CCM's stock.
     13. Management and affiliates own enough shares to control shareholder vote.
     14. CCM may issue additional shares of its Class A common stock which would reduce investors percent of ownership and may dilute CCM's share value.
     15. The possibility of CCM issuing preferred stock with certain preferences may depress market price of the common stock
     16. The shares available for sale immediately by the selling security holders could significantly reduce the market price of
         CCM's Class A common stock, if a market should develop.
     17. Additional shares of CCM entering market pursuant to Rule 144 without additional capital contribution
     18. Selling securityholders may sell securities at any price or time.
     19. The loss of CCM's key employees may adversely affect its growth objectives.
     20. CCM's success depends on its ability to attract and/or retain qualified personnel
     21. Many of CCM's competitors are larger and have greater financial and other resources than CCM does and those advantages could make it difficult for CCM to compete with them
Additional Information.......................................................................................................
Disclosure Regarding Forward Looking Statements..............................................................................
Business.....................................................................................................................
Use of Proceeds..............................................................................................................
Management's Discussion and Analysis of Financial Condition..................................................................
and Results of Operations....................................................................................................
Management Security Ownership of Certain Beneficial Owners and Management....................................................
Selling Security Holders.....................................................................................................
Certain Relationships and Related Transactions...............................................................................
Description of Securities....................................................................................................
Plan of Distribution.........................................................................................................
Legal Matters ...............................................................................................................
Experts......................................................................................................................
Index to Financial...........................................................................................................
Statements...................................................................................................................

                  Dealer Prospectus Delivery Obligation


          Until _______, 2001; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUMMARY

The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

Risk Factors

         There are substantial risk factors involved in investment in CCM. An investment in CCM is speculative and investors may not receive any return from their investment.

CCM Manufacturing Technologies and Subsidiaries


         CCM Manufacturing Technologies, Inc. is a recently-created company with two wholly-owned subsidiaries, Syntec Holding Group, Inc. and Syntec Corporation. Through its subsidiaries, CCM is an independent provider of customized integrated electronics manufacturing services ("EMS") to original equipment manufacturers.

          CCM's executive offices are located at 15635 Vision Drive, Pflugerville, Texas 78660-3203, and its telephone number is 512/251-3484. CCM's web site is located at www.synteccorp.com. Information contained in CCM's web site is not part of this prospectus.

Glossary of Terms

-Customized electronics manufacturing services:
          Assembly service of special purpose electronic products and components

-Printed circuit board assemblies:
          Engraved or chemically etched copper wire circuits on surface of fiberglass panel with components attached

-Surface mount and pin-through hole interconnection technologies:
          Methods of attaching electronic components to printed circuit boards using molten metal to bind components to surface of panel or the underside of panel through holes drilled in panel

-Surface mount technology:
          Methods of attaching electronic components to printed circuit boards using molten metal to bind components to surface

-Through hole axial and radial assembly:
          Physical position of components on circuit board relative to the vertical axis of component or the horizontal axis of component

-Flash memory:
          Electronic memory used in commercial products that retains is memory when power is turned off

-Tantalum capacitor:
          Electronic component used to store electronic charge similar to a battery

-SAW filters:
          Electronic component used to modify electronic voltage

-Direct/indirect labor module:
          Accounting process used to capture labor cost associated with manufacturing a product

-Manufacturing Burden:
          Accounting process used to capture overhead cost associated with the manufacturing of a product

- Historically Underutilized Business
          A for-profit, minority owned business, physically located in the United States or its trust territories, which, in the case of a publicly-owned business, has at least 51% of the stock owned by one or more minority group members which include United States citizens who are Black, Hispanic, Native American or Asian and the management and daily operations of the minority owned business are conducted by these minority group members.

Selling Securityholders

         This prospectus relates to the registration for sale of the securities held by 98 securityholders of CCM. These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. CCM will not receive any proceeds from the sale of the securities by the selling securityholders.

Trading Market

         There is currently no trading market for the securities of CCM. CCM intends to apply initially for its securities to be traded in the over-the-counter market on the OTC Bulletin Board or, if and when qualified, on the Nasdaq SmallCap Market. CCM may not now or ever qualify for listing of its securities on the OTC Bulletin Board and may not now or at any time in the future qualify for quotation on the Nasdaq SmallCap Market.

Selected Financial Data


         The following table sets forth the selected consolidated financial data for CCM for the period indicated below. The financial information set forth below is derived from, and should be read in conjunction with, the more detailed financial statements and related notes appearing elsewhere in this prospectus.

                                                     Year               Year                  Nine Months
                                                     Ended              Ended                    Ended
                                              December 31, 1999    December 31, 1998       September 30, 2000
                                              -----------------   -------------------     -------------------
Income Statement Items:
----------------------

Revenues                                        $ 3,859,335           $2,945,168               $ 2,474,011
Selling, general and
    administrative expenses                       1,507,186              790,089                 1,419,370
Net Loss                                        $(1,508,269)          $ (294,509)              $(1,802,682)

Balance Sheet Items
-------------------

Cash                                            $    11,649           $   20,068               $       606
Total current assets                              1,195,674              391,770                 1,221,021
Total assets                                      3,310,349            1,222,101                 3,128,083
Current liabilities                               3,077,856            1,402,925                 2,742,639
Total  shareholders' equity                        (255,219)            (295,768)                   11,099

         The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to CCM's financial statements and the related report from King, Griffin & Adamson, P.C.


                                  RISK FACTORS


         The securities offered hereby are speculative in nature and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this prospectus and the information contained in the financial statements, including all related notes.


CCM may not continue as a going concern


         As described in the CCM consolidated financial statements, CCM and subsidiaries and its predecessors have experienced recurring losses during 1999 and 1998. Additionally, at December 31, 1999, CCM (formerly known as Syntec Acquisition Corp.) and subsidiaries' current liabilities exceeded its current assets by $1,882,182. These conditions raise substantial doubt about CCM and its subsidiaries' ability to continue as a going concern. Unless CCM obtains additional financing through operations, investment capital or otherwise, it will not be able to meet its obligations as they come due and CCM will be unable to execute its long-term business plan.

Current Cash Shortage

         CCM is currently experiencing a cash flow problem which is effecting its ability to timely fill production orders. CCM may need to raise additional capital through the placement of its securities or from debt or equity financing. If CCM is not able to raise such financing or obtain alternative sources of funding, management may be required to curtail operations.

CCM may need to raise additional funds in the future for its operations and if it is unable to raise additional financing, CCM may not be able to support its operations.


         CCM is operating at a loss and may need additional funds to support its operations. CCM may seek additional capital through an offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. CCM has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If CCM needs to obtain additional financing, financing may not be available from any source, or not available on terms acceptable to CCM, and any future offering of securities may not be successful. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of CCM's outstanding Class A common stock. CCM could suffer adverse consequences if it is unable to obtain additional capital when needed.

CCM may obtain additional capital primarily through the issuance of preferred stock which may have an adverse effect on the rights of holders of its Class A common stock

         CCM may, without further action or vote by its shareholders, designate and issue additional shares of CCM preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Class A common stock and thereby reduce the value of the Class A common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of CCM or the removal of its management more difficult and defeat hostile bids for control of CCM which bids might have provided shareholders with premiums for their shares.


There is no current trading market for CCM's securities and, if a trading market does not develop, purchasers of its securities may have difficulty selling their shares.

         There is currently no established public trading market for CCM's securities. A trading market in CCM's securities may never develop or, if developed, it may not be able to be sustained. CCM intends to apply for admission to quotation of its securities on the OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. If for any reason CCM's Class A common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Class A common stock should they desire to do so.

         One or more broker-dealers may be the principal market makers for the shares being offered . Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued. Various factors, such as CCM's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of CCM's securities.

CCM has never paid dividends

         Investors can not expect to receive a return on their stock investment in the form of a dividend. CCM has never paid cash dividends on its Class A common stock and no cash dividends are expected to be paid on the Class A common stock in the foreseeable future. CCM anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of its business.

Officers and directors have limited liability and have indemnity rights.

         The Certificate of Incorporation and by-laws of CCM provide that CCM indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer's or director's respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. CCM's Certificate of Incorporation and by-laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which the officers and directors operate CCM's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of CCM and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

The variability of customer requirements in the electronics industry could adversely affect CCM's results of operations.

         Electronic manufacturing service providers must provide increasingly rapid product turnaround time for their original equipment manufacturer customers. CCM generally does not obtain firm, long-term purchase commitments from its customers, and has experienced a demand for reduced lead-times in customer orders. CCM's customers may cancel their orders, change production quantities or delay design and production for several factors. Cancellations, reductions or delays by a significant customer or group of customers could adversely affect CCM's results of operations. Additional factors that affect the electronics industry and that could have a material adverse effect on CCM include the inability of its customers to adapt to rapidly changing technology and evolving industry standards and the inability of its customers to develop and market their products. If CCM's customers' products become obsolete or fail to gain commercial acceptance, CCM's results of operations may be materially and adversely affected.

The limited availability of electronic components could adversely affect CCM's ability to provide assembled products to its customers.

         A substantial portion of CCM's net sales are derived from turnkey manufacturing in which CCM is responsible for procuring materials, which typically result in CCM bearing the risk of component price increases. At various times, there have been shortages of some memory and logic electronic components, such as during the first quarter of 2000 when the industry went through a shortage of electronic components. Since a substantial portion of the CCM's sales are derived from turnkey manufacturing, CCM's net sales can be negatively impacted by component shortages and their lead-times. Moreover, shortages of key electronic components can cause manufacturing interruptions, customer rescheduling issues, production downtime and production set-up and restart inefficiencies. Because of the limited number of suppliers for electronic components CCM can neither eliminate component shortages nor determine the timing or impact of such shortages on its operation results. In addition, because CCM provides its customers with component procurement services, CCM may bear the risk of price increases for these components. As a result, CCM's sales and profitability can be affected from period to period.


Effect of loss of Minority Business Status


         CCM is certified by the National Minority Suppliers Development Council as a "minority owned business". A minority owned business is a for-profit enterprise, physically located in the United States or its trust territories, which, in the case of a publicly-owned business, has at least 51% of the stock owned by one or more minority group members which include United States citizens who are Black, Hispanic, Native American or Asian and the management and daily operation of the minority owned business are conducted by these minority group members. CCM is also certified by the General Services Commission of the State of Texas as compliant with the Historically Underutilized Business ("HUB") program, and is recognized as a HUB. If at any time CCM no longer meets these criteria (as, for example, if future stock offerings reduce the stock ownership of minority group members below their required percentages), it may lose its minority owned business status, which could have a material adverse effect upon its business operations.

          Although future stock offerings may reduce the stock ownership of minority group members below the required percentages and, as a result, CCM could lose its minority owned business status, CCM management feels that contracts would still be awarded to CCM based on its production capabilities, experienced staff, and quality products. As of the year end of the 2000 fiscal year, 100% of all of CCM's revenues were generated without the need of minority certifications.

The possibility of CCM issuing preferred stock for anti-takeover effect could prevent takeovers favored by CCM's shareholders.

         The board of directors has the authority, without further approval of CCM's stockholders, to issue preferred stock, having the rights, preferences and privileges as the board of directors may determine. Preventing a change in control of the company could have the effect of preventing shareholders from receiving a premium price for their shares or may prevent a takeover which some of the shareholders favor because they might perceive it would result in better management of the company.

Penny stock regulation may impair shareholders' ability to sell CCM's stock.

         If trading in CCM's stock begins, its Class A common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges. Penny stocks are subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors and these additional requirements may restrict the ability of broker-dealers to sell a penny stock.

Management and affiliates own enough shares to control shareholder vote.

         CCM's executive officers, directors, affiliates and entities controlled by them, own approximately 84% of the outstanding Class A common stock. As a result, these executive officers and directors will control matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending CCM's Certificate of incorporation or other material corporate actions.

General Risk Factors
--------------------

CCM may issue additional shares of its Class A common stock which would reduce investors percent of ownership and may dilute CCM's share value.

         CCM's Certificate of Incorporation authorizes the issuance of 70,000,000 shares of common stock (60,000,000 shares of Class A and 10,000,000 shares of Class B). The future issuance of all or part of CCM's remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by CCM's then existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by CCM's investors, and might have an adverse effect on any trading market for CCM's common stock should a trading market develop for CCM's securities.

The possibility of CCM issuing preferred stock with certain preferences may depress market price of the common stock

         CCM's Certificate of Incorporation authorizes 30,000,000 shares of non-designated preferred stock which it may issue from time to time by action of the board of directors. As of the date of this prospectus, CCM has designated 3,000,000 shares as Series A preferred stock of which 2,972,504 shares have been issued and 1,500,000 shares as Series B preferred stock none of which have been issued. However, the board of directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the board of directors to issue stock without shareholder consent may have a depressive effect on the market price of CCM's Class A common stock even prior to any designation or issuance of CCM's preferred stock.

The shares available for sale immediately by the selling securityholders could significantly reduce the market price of CCM's Class A common stock, if a market should develop.

         The market price of CCM's Class A common stock could drop if substantial amounts of shares are sold in the public market, if a public market should develop, or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of CCM's Class A common stock and could also harm CCM's ability to raise additional capital by selling equity securities. CCM has 6,540,538 warrants and options outstanding exercisable at prices ranging from $1.50 per share to $5.00 per share. The exercise of these warrants and options at a price less than the market price could dilute the value of outstanding shares and depress the market price. The perception that these instruments may be exercised for or converted into Class A common stock that could be sold into the public market could adversely affect the market price of the Class A common stock.

Additional shares of CCM entering market pursuant to Rule 144 without additional capital contribution

         An increase in the number of shares of CCM available for public sale without any increase to CCM's capitalization could decrease the market price of the company's shares. After a one-year holding period restricted shares of CCM will become eligible for trading pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission without any additional payment to the company or any increase to CCM's capitalization.

         Of the 17,699,517 shares of Class A common stock currently outstanding, 4,472,434 shares of the Class A common stock are registered in this prospectus for sale (which figure does not include shares registered herein to be issued upon exercise of warrants or an option or conversion of stock). Of the 13,227,083 shares outstanding and not registered for sale herein 806,250 shares (6%) are restricted shares held by non-affiliates of CCM which shares are subject to limitations on their transferability. The one-year holding expired in July, 2001 for these shares.

         Affiliates of CCM will be subject to the limitations of Rule 144, including its volume limitations in the sale of their shares. An aggregate of 16,371,085 (79.6%) of the outstanding shares of the company (including currently exercisable options and warrants) are held by officers, directors, affiliates and entities controlled by them and are subject to the limitations of Rule 144 including the shares held by affiliates which are registered in this prospectus.

Selling securityholders may sell securities at any price or time.

         After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for CCM's Class A common stock, should one develop.

The loss of CCM's key employees may adversely affect its growth objectives.

          CCM's success in achieving its growth objectives depends upon the efforts of its top management team including the efforts of Jaime J. Munoz, CCM's President, Jose Chavez, CCM's Chief Executive Officer and Chairman of the Board of Directors, and Gustavo Cardenas, CCM's Chief Financial Officer, as well as other of CCM's management members. The loss of the services of any of these individuals may have a material adverse effect on CCM's business, financial condition and results of operations. CCM can give no assurance that it will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

CCM's success depends on its ability to attract and/or retain qualified personnel

         A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on CCM's business, its financial condition and results of its operations. CCM's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, sales personnel, business administrators and corporate management. CCM can give no assurance that it will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

Many of CCM's competitors are larger and have greater financial and other resources than CCM does and those advantages could make it difficult for CCM to compete with them

         The electronics manufacturing services industry is extremely competitive and includes several companies which have achieved substantially greater market shares than CCM has, and have substantially greater manufacturing, financial, research and development and marketing resources than CCM. If overall demand for electronics manufacturing services should decrease, this increased capacity could result in significant pricing competition, which could adversely affect CCM's operating results.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may contain certain forward-looking statements and information relating to CCM that are based on its beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of its business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to CCM or its principals, are intended to identify forward-looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to its operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.

                             AVAILABLE INFORMATION


         CCM is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and files periodic and episodic reports with the SEC. Reports, proxy statements and other information filed by CCM, including its registration statement, can be inspected and copied on the SEC's home page on the world wide web at http://www.sec.gov or at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         CCM will provide without charge to each person who receives a copy of the prospectus which is a part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Jose Chavez, Chief Executive Officer, CCM Manufacturing Technologies, Inc., 15635 Vision Drive, Pflugerville, Texas 78660-3203 or by telephone at 512/251-3484.

                     CCM MANUFACTURING TECHNOLOGIES, INC.


         CCM, through its subsidiaries, Syntec Holding Group, Inc. and Syntec Corporation, which are Texas corporations, is a provider of customized integrated electronics manufacturing services ("EMS") to original equipment manufacturers ("OEMs") in the electronics industry. CCM's integrated services consist of the manufacturing of complex printed circuit board assemblies ("PCB") using surface mount and pin-through hole interconnection technologies and the manufacture of custom design assemblies.

         Syntec Acquisition Corporation, a Texas corporation, was formed in June, 1999 to acquire the electronics manufacturing services of Syntec Holding Group, Inc. and its wholly-owned subsidiary, Syntec Corporation, operating since February 20, 1970. On June 30, 1999 Syntec Acquisition Corporation acquired 100% of the outstanding stock of Syntec Holding Group. The purchase consideration totaled $1,000,000 which included $500,000 in cash and the issuance of a $500,000 promissory note, in addition to assuming liabilities of $2,020,078.

         Mayford Acquisition Corporation ("Mayford") was incorporated on March 24, 1999 under the laws of the State of Delaware. Mayford's purpose was to acquire an interest in a business entity which desired to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Mayford had no bankruptcy, receivership or similar proceedings. Other than the merger with Syntec Acquisition Corporation as outlined below, there were no reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

         On July 13, 2000, Mayford acquired 99.9% of the outstanding shares of Syntec Acquisition Corporation from the shareholders thereof in an exchange of stock. Syntec Acquisition Corporation was the parent company of Syntec Holding Group, Inc. and Syntec Corporation. On July 14, 2000, Syntec Acquisition Corporation was merged with and into Mayford and Mayford changed its name to "CCM Manufacturing Technologies, Inc."

                                   BUSINESS

Operations

         CCM, through its wholly-owned subsidiaries, manufactures printed circuit boards on which various electronic components such as integrated circuits, microprocessors and resistors are mounted. These assemblies are key functional elements of numerous types of electronic products. In addition to CCM's manufacturing services, it provides its customers assistance with new product designs, testing developments, engineering services, the procurement of raw materials, end-of-life servicing, packaging and distribution.

Customers


         CCM's past and current customers include OEMs such as International Business Machines (IBM), Texas Instruments, Inc., Compaq Computers, Inc., Xerox Corporation, Dell Computer Corporation, Motorola, Inc., High End Systems, Horton Automatics, XEL Communications, Elo Touch Systems, American Dental, Kasper Wireworks, and Allied Signal, Inc., all of which utilize CCM to build products or utilize CCM's related services.

         As of March 1, 2001, CCM had approximately seven active customers including small to large-size companies which represent a cross-section of the electronics equipment industry.

Percentage Sales Distribution Per Customer

                High End Systems                 25.9%
                Horton Automatics                22.2%
                IBM                              16.6%
                XEL Communications               13.0%
                Elo Touch Systems                 9.3%
                Kasper Wireworks                  9.3%
                American Dental                   3.7%


         An important element of CCM's marketing strategy is to establish partnerships with major and emerging OEM leaders in diverse segments across the electronics industry. CCM's current customer base includes industry segments such as personal computers, semiconductor equipment, telecommunications, and computer peripherals. CCM can assist its customers in prototype services which include design and layout, concurrent engineering, test development and engineering. CCM also provides solutions in manufacturing and distribution including just-in-time delivery on low- to medium-volume turnkey, price-sensitive and high-volume production, logistics and parts management and projects that require more value-added services. Additionally, CCM serves OEMs that need end-of-life services such as product repair and warranty services.

Manufacturing Strategy


         CCM offers its customers a broad range of integrated electronics services including, but not limited to, purchasing materials, initial design, product manufacturing, circuit testing, inventory management, product servicing, packaging, distribution and technical support. CCM's objective is to offer high- quality electronics manufacturing and related services so as to assist its customers in all aspects of the production cycle. In order to meet this objective, CCM emphasizes the following significant factors:

         Quality. CCM believes that product quality is a critical success factor in the electronics manufacturing market. As such, CCM has adopted a number of quality measurement techniques to monitor and continuously improve its services and technical performance. CCM's manufacturing facilities are certified by the International Standards Organization ("ISO") to meet ISO 9002 standards which are international quality standards for design, manufacturing and distribution management systems. There are a total of twenty requirements, including management responsibility, quality systems and process control. The ISO certification process involves periodically subjecting production processes and quality management systems to stringent third-party review and verification. To ensure certification requirements, CCM has developed a quality systems manual and an internal system of quality controls. CCM's customers often look to an ISO certification as a threshold indication of quality control standards.

         In addition to ISO 9002 certification, CCM is Underwriter's Laboratories ("UL") compliant. These qualifications establish standards for quality, manufacturing process control and manufacturing documentation. Several OEMs in the electronics manufacturing industry require their service providers to comply with UL standards. On

November 1, 1999, CCM was presented a commitment award from the Greater Austin Quality Council, a division of the Austin Chamber of Commerce, recognizing CCM's commitment to promoting quality and service.

         Turnkey Capabilities. CCM strives to provide a complete range of manufacturing management and value-added services. CCM believes that as manufacturing technologies become more complex and as product life-cycles shorten, OEMs will increasingly contract for manufacturing on a turnkey basis as they seek to reduce their products' time-to-market, capital assets and inventory costs. CCM believes that its ability to manage and service large turnkey projects of leading OEMs is a critical success factor.

         Minority Owned Business. CCM is certified by the National Minority Suppliers Development Council as a "minority owned business". A minority owned business is a for-profit enterprise, physically located in the United States or its trust territories, which, in the case of a publicly-owned business, has at least 51% of the stock owned by one or more minority group members which include United States citizens who are Black, Hispanic, Native American or Asian and the management and daily operation of the minority owned business are conducted by these minority group members. CCM is also certified by the General Services Commission of the State of Texas as compliant with the Historically Underutilized Business ("HUB") program, and is recognized as a HUB.

         Advanced Manufacturing Process Technology. CCM intends to continue to offer its customers advanced manufacturing process technologies, including surface mount technology and through-hole (axial and radial) assembly, as well as testing and refurbishing of interconnect technologies. CCM's PCBs consist primarily of metallic interconnecting paths on nonconductive material, typically laminated epoxy glass. Holes drilled in the laminate and plated-through with conductive material from one surface to another, called plated-through holes, are used to receive component leads and to interconnect the circuit in layers. PCBs are used in large quantities in the electronics industry to mount and interconnect integrated circuits, microprocessors and other electronic components. CCM intends to focus its operations so as to further take advantage of the increasing need for electronic components with higher speed, higher performance and increased density and complexity.

         CCM combines advanced manufacturing technology, such as computer-aided manufacturing and testing, with manufacturing techniques including just-in-time manufacturing, total quality management, statistical process control and continuous flow manufacturing. Just-in-time manufacturing is a production technique which minimizes work-in-process inventory and manufacturing cycle time while enabling CCM to deliver its products to customers in the quantities and time frame required.


         Electronics Assembly and Other Services. CCM's electronics assembly activities consist only of the placement and attachment of electronic and mechanical components on printed circuit boards.

          CCM's other services associated with the assembly of components include the following:

        --computer-aided testing of PCBs, sub-systems and systems in conjunction with CCM's assembly activities, which contributes significantly to CCM's ability to deliver high quality products. CCM has developed specific strategies and routines to test board and system level assemblies. In addition, CCM offers environmental stress tests of the board or system assembly.

        --procurement and materials management consisting of planning, purchasing, expediting, warehousing, preparing and financing of components and materials required to assemble a PCB or electronic system. CCM believes that its inventory management expertise and procurement capabilities contribute to cost reductions and reduce product turnaround time.

        --evaluation of board designs for manufacturability. CCM evaluates the board design for ease and quality of manufacture and, when appropriate, recommends design changes to reduce manufacturing costs or lead times or to increase the quality of finished assemblies. Board design services consist of the engineering and design associated with the arrangement and interconnection of specified components on PCBs to achieve an OEM's specified level of functionality.

          CCM's revenues are derived primarily from its assembly activities with about 25% of its revenue attributed to its services.

Research and development

       CCM, over the last two fiscal years, did not spend funds on research and development.

Distribution

       CCM is not a direct distributor nor does CCM facilitate the distribution of components, receive components for distribution, or maintain an inventory of electronics materials. The printed circuit boards assembled by CCM are directly shipped to the customer and CCM's customer then provides distribution of the completed printed circuit board to the customer's end user. CCM is not affiliated with the distribution process once the circuit board has been forwarded to its customer.

Sales and Marketing

       CCM intends to use its status as a minority-owned and operated company together with its ISO9002 standard of quality and certification to gain visibility and to secure business opportunities with those companies which are OEMs. CCM will also target companies whose primary success has been in engineering and research and development and have decided to exit the manufacturing business and outsource production.

       CCM intends to focus on the following factors:

       Visibility - Strong marketing and sales programs directed at both OEM vendors and carrier sides of the electronic manufacturing market

       Work Force - Maintain continuity and stability in the production work force

       Customer Satisfaction - Offer customer service programs, high quality manufacturing services, and quick response to customer requirements

       Value Added Services - Offer continual growth in value-added engineering and distribution services to maximize company value and long-term success

       Minority Diversification - Through participation in National Minority Supplier Development Council, CCM hopes to gain access to companies with proactive minority supplier development programs


       There are hundreds of electronic contract manufacturers, both domestic and foreign that compete in the United States telecommunications industry. CCM intends to distinguish its marketing efforts by focusing on the regulated segment of the industry and intends to target the smaller sized OEMs that do not receive their desired level of service.

Suppliers

       CCM's suppliers include Arrow Electronics, Future Electronics and LCD Electronics.

Competition


         The electronic manufacturing service industry is comprised of a large number of companies, several of which have achieved significant market share. CCM competes against numerous United States and foreign service providers with global operations, as well as those who operate on a local and regional basis. Certain of CCM's competitors may have greater manufacturing, financial, managerial, technical, research and development and marketing resources than CCM. Major in- house printed circuit board producers are also considered CCM's competitors. CCM believes that it operates at a cost disadvantage as compared to competitors who have greater direct buying power from component suppliers and distributors who may have lower cost structures. There is a risk that CCM's customers will make greater use of their own facilities rather than utilize CCM's manufacturing services.

        CCM believes that the principal competitive factors in the electronics manufacturing services industry in which it operates are technological capabilities, responsiveness, cost, product and service quality and value added services. CCM's method of competition includes responding more rapidly to new and emerging technologies, geographic and market presence, name recognition, acquisition opportunities, adapting to customer changes and requirements and developing its marketing and sales efforts.

Industry Overview


       As a result of intense competition in the electronics and telecommunications industries, many OEMs are increasingly utilizing electronics manufacturing service providers to outsource a broad range of manufacturing, engineering and distribution services. By outsourcing, OEMs take advantage of an electronics manufacturing service provider's specific skills, thereby enabling each OEM to focus its efforts on its core competencies such as product development, marketing and sales. OEMs utilize electronic manufacturing service providers for several reasons including the following:

       - Reduce Time to Market. Due to the ever changing technology in the electronics industry, OEMs are faced with increasingly shorter product life cycles and therefore have a growing need to reduce the time required to bring a product to market. OEMs can reduce their time to market by utilizing a manufacturing service provider's specialty skills and infrastructure.

       - Access to Sophisticated Manufacturing Technology. As manufacturing technology becomes increasingly more complex and sophisticated, it is difficult and costly for OEMs to maintain the necessary technological expertise and skills to competitively manufacture and manage the production of intricate electronic products. OEMs can outsource their requirements so as to gain access to the service provider's advanced manufacturing capabilities and sophisticated design technology.

       - Capital Cost Reduction. As electronic products have become more technologically advanced, the manufacturing process to create such products requires a significant capital investment for complex manufacturing equipment, product and inventory management. OEMs can turn to manufacturing service providers to utilize the service provider's infrastructure, raw material procurement and production management, thereby reducing the OEMs overall capital requirements.

       - Improve Inventory Management. Due to frequent design changes, short product lifestyles and component price fluctuations of electronics products, OEMs are faced with increasing difficulties in planning, procuring and managing their inventory. As such, OEMs can utilize electronics service providers to access better control over inventory levels, reduce inventory costs and increase the OEMs' return on assets.


       - Worldwide Manufacturing Capabilities. OEMs are increasing their international activities in an effort to access foreign markets. Electronics manufacturing service providers offer OEMs a variety of manufacturing location options to better address their international objectives regarding costs, shipment location, compliance with foreign regulations and other business issues related to international trade.

Compliance with Environment Requirements


       CCM believes that its facility are currently in material compliance with applicable environmental laws, however, there can be no assurance that violations will not occur. CCM believes that it uses only environmental approved materials. CCM does generate solder dross as a byproduct of the wave solder process, however, this material is collected in closed metal containers and held for recycling. The solder dross is then sold to an approved recycler for reprocessing. Environmental laws could become more stringent over time. The costs of compliance with such laws and the penalties that could result from a violation of environmental laws could affect CCM's business operations.

Employees


       As of March 1, 2001, CCM had approximately fifty employees. CCM has never experienced a work stoppage and CCM believes that its employee relations are good. CCM's success depends to a large extent upon the continued services of CCM's key managerial and technical employees. The loss of such personnel could have a material adverse effect on CCM's business and its results of operations.

Physical Facilities and Offices

       CCM's administrative offices, executive offices and manufacturing facility are located at 15635 Vision Drive, Pflugerville, Texas 78660-3203 consisting of approximately 38,604 square feet of manufacturing space. CCM leases its manufacturing facility at a rate of $16,700 per month. CCM's lease term is for 15 years with an option to renew such terms for an additional term of two years. The lease term commenced on May 22, 1998. CCM believes that its leased properties are adequate for its current and immediately foreseeable operating needs. CCM does not have any policies regarding investments in real estate, securities or other forms of property.

 CCM's mailing address is 15635 Vision Drive, Pflugerville, Texas 78660- 3203. CCM's telephone number is 512/ 251-3484 and its facsimile number is
512/251-8238. CCM's e-mail address is syntec@synteccorp.com. CCM maintains an Internet Web site at http://www.synteccorp.com/about.html.

Legal Proceedings

       There is no current outstanding litigation in which CCM is involved other than routine litigation incidental to ongoing business.

Transfer agent


       CCM's transfer agent is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas Nevada, 89120.

                                 DIVIDEND POLICY


       CCM has not paid any cash dividends on its Class A common stock since inception and CCM does not anticipate paying any cash dividends on its Class A common stock in the foreseeable future. CCM intends to retain future earnings, if any, to finance the expansion and development and of its business. CCM's board of directors will determine, in its sole discretion, whether to declare any dividends on CCM's Class A common stock in the future, based on its earnings, capital requirements, financial position, general economic conditions, and other relevant factors then existing.

       Each share of CCM's Series A preferred stock earns quarterly dividends for each share of the Series A preferred stock that is outstanding at a rate of eight percent (8%) per annum of $1.50 per share. At the holder's election, each share of the Class A preferred stock is convertible, at any time after the date of issuance of such share, into one fully paid and non-assessable share of CCM's Class B common stock.

       Each share of CCM's Series B preferred stock earns quarterly dividends for each share of the Series B preferred stock that is outstanding at a rate of five percent (5%) per annum of $4.00 per share. At the holder's election, each share of the Series B preferred stock is convertible, beginning six month after the date of issuance of such share, into two fully paid and non-assessable share of CCM's Class A common stock.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


       The following discussion is intended to provide an analysis of CCM's financial condition and should be read in conjunction with CCM's financial statements and its related notes. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for the growth of CCM, trends in the results of CCM's development, anticipated development plans, operating expenses and CCM's anticipated capital requirements and capital resources. CCM's actual results could differ materially from the results discussed in the forward-looking statements.

       This report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Although CCM believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to be correct.

General

       CCM is a contract service provider of design, manufacturing and testing services to the electronics industry, headquartered in Austin, Texas. Through its wholly owned subsidiary, Syntec Corporation, CCM provides product realization services to original equipment manufacturers in the industrial, computer and telecommunications industries. CCM offers a full range of services including product development and design, material procurement and management, prototyping, assembly, testing, manufacturing, final system box build, distribution and after market support. CCM is a certified MBE by the National Minority Supplier Development Council (NMSDC) and a certified Historically Underutilized Business (HUB) by the State of Texas.

       CCM's contract manufacturing services are provided on a turnkey basis, where CCM procures certain or all of the materials required for product assembly. Turnkey services include material procurement and warehousing, in addition to manufacturing, and involve greater resource investment and inventory risk management than consignment services. Turnkey manufacturing currently represents almost all of CCM's sales. Turnkey sales typically generate higher net sales and higher gross profit dollars with lower gross margin percentages than consignment sales due to the inclusion of component costs, and related markup, in CCM's net sales. However, CCM takes on the risk of inventory management, and a change in component costs can directly impact the average selling price, gross margins and CCM's net sales. Due to the nature of turnkey manufacturing, CCM's quarterly and annual results are affected by the level and timing of customer orders, fluctuations in materials costs, and the degree of automation used in the assembly process.


       Since a substantial portion of CCM's sales are derived from turnkey manufacturing, net sales can be negatively impacted by component shortages and their lead-times. Shortages of electronic components which are provided directly from customers or suppliers and their lead-times can cause manufacturing interruptions, customer rescheduling issues, production downtime and production set-up and restart inefficiencies. From time to time, allocations of components can be an integral part of the electronics industry and component shortages and extended lead-time issues can occur with respect to specific industries or particular key components such as memory and logic devices. In such cases, supply shortages could substantially curtail production of some or all assemblies utilizing a particular component. In addition, at various times industry wide shortages of electronic components have occurred, particularly for memory and logic devices.

       Over the past twelve plus months the marketplace for electronic components, primarily in the telecommunications and wireless markets, in particular flash memory, tantalum capacitors, and SAW filters, has tightened from recent periods. In addition, recent tightening has occurred for complex, high layer count, raw printed circuit boards. This has resulted in the extension of component lead-times, increased pricing and in certain instances has resulted in the allocation of such components by the suppliers. In response to this environment, CCM has initiated a plan whose primary purpose is to create strong supplier alliances to assure a steady flow of components at competitive prices, and mitigate shortages. CCM has established relationships with component suppliers such as Arrow Electronics, Future Electronics and LCD Electronics to improve shortage and pricing issues.

       CCM has had preliminary discussions with Arrow Electronics and Future Electronics regarding potential relationships. The relationship would require CCM to provide the suppliers with a current list of electronic components needed with anticipated rolling forecasts, and based on this information the suppliers would stock these materials in their respective warehouses and will ship products to CCM as CCM's forecast outlines. These arrangements benefits CCM in that its material carrying costs are substantially reduced by having its suppliers hold these electronic parts until CCM places an order. However, because of the limited number of suppliers for electronic components and because further tightening in the marketplace for electronic components could result in missed deliveries or cancellations from CCM's suppliers, along with other supply and demand concerns, CCM can neither eliminate component shortages nor determine the timing or impact of such shortages on CCM's operating results.

       Because CCM provides its customers component procurement services, CCM may bear the risk of price increases for these components if CCM is unable to purchase them at the same price that CCM agrees with its customer on the pricing for the components. As a result, CCM's sales and profitability can be affected from period to period. In order to attempt to mitigate CCM's financial risk of component price increases, CCM regularly reviews and adjusts for price fluctuations with customers.

       Many of the industries for which CCM currently provides electronic products are subject to rapid technological changes, product obsolescence, increased competition, and pricing pressures. These and other factors which affect the industries or the markets that CCM serves, and which affect any of CCM's major customers in particular, could have a material adverse effect on CCM's results of operations. CCM depends on a relatively small number of customers for the majority of its revenues.


       CCM began transitioning its customer base during the past year, implementing the new strategy, ensuring customer focus, and balancing current production capabilities with the growth objectives. This transition involved moving towards developing long-term relationships with select OEMs with whom CCM could develop significant synergies. CCM's status as a certified minority business enterprise is a key differentiator, especially in the communications industry. XEL Communications, Inc., one of CCM's customers, is the first OEM to select CCM as one of its electronic manufacturers service providers with the anticipation of leveraging the minority manufactured content provided by CCM as a competitive differentiator.

       CCM has no long-term volume commitments from its customers, and lead-times for customer orders and product-life cycles continue to decrease. Although CCM obtains firm purchase orders and/or schedules from its customers, they typically do not make firm orders for delivery of products more than 30 to 90 days in advance. CCM does not believe that the backlog of expected product sales covered by firm purchase orders is a meaningful measure of future sales since orders may be canceled and volume levels can be changed or delayed at any time. The timely replacement of delayed, canceled or reduced programs with new business cannot be assured. In recent periods, an increasing percentage of CCM's sales have been sales to its largest customers, which may increase CCM's dependence upon them. Because of these and other factors, there can be no assurance that CCM's historical sales growth rate will continue.


       CCM participates within the EMS segment of the electronics industry. The EMS segment is comprised of a large number of companies, with only a few attaining significant market share. CCM's growth plan calls for a mix of both internal growth - fueled by increased business from current key customers combined with an expansion in the overall customer base through focused prospecting -and external growth gained through the acquisition of businesses that complement CCM's model and strategy by delivering incremental capabilities, vertical integration, or geographic coverage.

       Start-up costs and the management of new programs and new customers have an effect on CCM's gross profit margins. Due to these and other factors, gross margins can be negatively impacted early on in the life cycle of new programs. In addition, labor efficiency and equipment utilization rates ultimately achieved and maintained by CCM for new and current programs impact CCM's gross margins.

       CCM will look for opportunities for geographical expansion that will improve CCM's ability to provide services to its customers. The successful integration and operation of an acquired business, requires communication and cooperation among key managers, along with the transition of customer relationships. Acquisitions also involve risks including the retention of key personnel and customers, the integration of information systems and purchasing operations, the management of an increasingly larger and more geographically dispersed business, and the diversion of management's attention from other ongoing business concerns.

       CCM anticipates cost savings, operating efficiencies and other benefits as a result of acquisitions, if any, and the consolidation of functions and the integration of departments, systems and procedures present significant management challenges. CCM cannot assure that it will successfully accomplish those actions as rapidly as expected. Also, CCM cannot assure the extent to which it will achieve cost savings and efficiencies in any transaction or expansion. There can be no assurance that CCM will successfully manage the integration of new locations or acquired operations, and CCM may experience certain inefficiencies that could negatively impact the results of operations or CCM's financial condition. Additionally, no assurance can be given that any past or future acquisition by CCM will enhance CCM's business.

Results of Operations

Comparison of the nine months ended September 30, 2000 and the nine months ended September 30, 1999

NET SALES


       Net sales for the nine months ended September 30, 2000, decreased $343,958 (12.20%) to $2,474,011 from $2,817,969 for the same fiscal period in the prior fiscal year. The decrease in net sales was largely attributable to an industry wide material/components shortage, which in turn negatively effected the Company's cash flow and subsequent ability to procure additional parts inventory. The Company believes that it has made significant progress in alleviating the materials/components shortage issues by establishing relationships with electronic component suppliers such as Arrow Electronics, Future Electronics and LCD Electronics. CCM has had preliminary discussions with Arrow Electronics and Future Electronics regarding potential strategic relationships. The relationship would require CCM to provide the suppliers with a current list of electronic components needed with anticipated rolling forecasts, and based on this information the suppliers would stock these materials in their respective warehouses and will ship products to CCM as CCM's forecast outlines.

GROSS PROFIT (LOSS)


       The Company incurred a gross loss of $235,533 for the nine months ended September 30, 2000 compared to a gross profit of $359,281 for the same period in the prior fiscal year. The decrease in the gross profit was due primarily to an increase in materials/components costs due to the industry wide material/components shortage and a 15% increase in personnel in the direct/indirect labor module, and manufacturing burden. The Company's gross margin also reflects a number of factors which can vary from period to period, including product mix, the level of start-up costs and efficiencies of new programs, product life cycles, sales volumes, price erosion within the electronics industry, capacity utilization for surface mount and other equipment, labor costs and efficiencies, the management of inventories, component pricing and shortages, average sales prices, the mix of turnkey and consignment business, fluctuations and timing of customer orders, changing demand for customer products and competition within the electronics business.


OPERATING EXPENSES


       Selling, general and administrative expenses increased $635,951 (81.18%) to $1,419,370 for the nine months ended September 30, 2000 from $783,419 for the same period in the prior fiscal year. The increase in 2000 is largely due to additional costs associated with the Company intensifying its sales and marketing efforts, coupled with increases in personnel in the purchasing and engineering departments, which was done in anticipation of increased sales, and legal fees and acquisition costs associated with the reverse acquisition of Mayford Acquisition Corporation.

INTEREST EXPENSE

       Interest expense increased $72,536 (109.49%) to $138,782 for the nine months ended September 30, 2000 from $66,246 for the same period in the prior fiscal year. These increases are due to increased debt obtained from shareholders and financial institutions to fund operations during late 1999 and throughout 2000.

LIQUIDITY AND CAPITAL RESOURCES


       Cash flows used in operating activities were $1,300,116 for the nine month period ending September 30, 2000 compared to $70,155 for the same period in the prior fiscal year. Cash flows used in operations for the nine months ended September 30, 2000 resulted primarily from the Company's net loss of $1,802,682, less the increase in deferred compensation of $308,365 and depreciation and amortization expense for the period of $211,756. Cash flows used in operations for the nine months ended September 30, 1999 resulted primarily from the Company's net loss of $505,646 and the increase in accounts receivable of $585,584, less depreciation and amortization expense for the period of $135,695 and the increase in accounts payable, deferred compensation and accrued liabilities of $878,895.

       Cash flows provided by financing activities were $1,292,584 for the nine month period ended September 30, 2000 and resulted primarily from the proceeds from the sale of preferred stock of $928,250, factoring advances of $242,231, proceeds from the sale of common stock and common stock warrants of $262,500, less net reductions of the Company's line of credit and long-term debt of $146,880.

       Cash flows provided by financial activities were $119,877 for the nine month period ended September 30, 1999 and resulted primarily from the proceeds from the sale of preferred and common stock of $657,374, plus advances from shareholders of $197,363, less net payments on the Company's line of credit of $777,938.

Comparison of the year ended December 31, 1998 and the year ended December 31, 1999

       Net sales for the twelve months ended December 31, 1999, increased $909,167 (30.9%) to $3,854,335 from $2,945,168 for the same period in the prior fiscal year. Management's decision to increase investment in internal support base such as adding marketing staff, additional purchasing agents and manufacturing engineers set the stage to increase and support new customers and increase revenue from existing customers.

       CCM had gross profits of $122,838 for the twelve months ended December 31, 1999 compared to a gross profit of $517,724 for the same period in the prior fiscal year. The decrease in the gross profit was due primarily to an increase in materials/components costs due to the industry wide material/components shortage and an increase in personnel in the direct/indirect labor module, and manufacturing burden. CCM's gross margin also reflects a number of factors which can vary from period to period, including product mix, the level of start-up costs and efficiencies of new programs, product life cycles, sales volumes, price erosion within the electronics industry, capacity utilization for surface mount and other equipment, labor costs and efficiencies, the management of inventories, component pricing and shortages, average sales prices, the mix of turnkey and consignment business, fluctuations and timing of customer orders, changing demand for customer's products and competition within the electronics business.

       Selling, general and administrative expenses increased $717,097 to $1,507,186 for the twelve months ended December 31, 1999 from $790,089 for the same period in the prior fiscal year. The increase in 1999 is largely due to additional costs associated with CCM intensifying its sales and marketing efforts, coupled with increases in personnel in the purchasing and engineering departments and legal fees.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity and Capital Resources

       Cash flows used in operating activities were $837,157 for the six month period ending June 30, 2000 compared to $244,855 for the same period in the prior fiscal year. Cash from operations was used primarily by increases in cost of goods sold, and selling, general, and administrative expenses.

       Cash flows used in operating activities were $933,718 for the twelve month period ending December 31, 1999 compared to $22,055 for the same period in the prior fiscal year. Cash used in operations was primarily due to increases in cost of goods sold, and selling, general, and administrative expenses adjusted for changes in operating assets and liabilities. Additional cash to finance operations came from the proceeds of sale of preferred stock.

       CCM utilizes available cash, debt and operating leases to fund its operational needs. CCM utilizes operating leases primarily in situations where technical obsolescence concerns are determined to outweigh the benefits of financing the equipment purchase.


       In order to meet cash flow requirements over the next twelve months, CCM expects to renegotiate and increase the size of its credit agreements with its banks in the near term so as to provide sufficient funding levels for anticipated working capital needs to support growth, significant expansion of its current facilities and for potential additional acquisitions. CCM's credit facilities, its leasing capabilities, cash and short-term investments and projected cash from operations should be sufficient to meet its working capital and capital requirements through fiscal 2000 and the foreseeable future. As CCM reviews its capital needs, CCM may seek to raise additional capital through the issuance of either public or private equity securities to finance anticipated future growth.

       While there can be no assurance that future financing will be available on terms acceptable to CCM, CCM may seek to raise additional capital through the issuance of either public or private debt or equity securities to finance future acquisitions. Debt financing may require CCM to pledge assets as collateral. Equity financing may result in dilution to stockholders. Failure to arrange additional financing could affect CCM's ability to continue to expand its operations.

       CCM has not paid dividends on its Class A common stock, but has reinvested its earnings to support its working capital and expansion requirements. CCM intends to continue to utilize its earnings in the development and expansion of the business and does not expect to pay cash dividends in the foreseeable future.

                                  MANAGEMENT

The following table sets forth certain information regarding the members of CCM's board of directors and its executive officers:

       Name                          Age     Position
       ----                          ---     --------
       Jose G. Chavez                 49     Chief Executive Officer and Chairman of the Board
       Jaime J. Munoz                 40     President and Director
       Gustavo A. Cardenas            47     Chief Financial Officer, Treasurer, Secretary and Director
       Lynn K Bishop                  61     Vice President of Business Development


         CCM's directors hold office until the next annual meeting of its shareholders or until their successors are duly elected and qualified. CCM's executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of CCM's directors and executive officers for at least the last five years.

         Jose G. Chavez serves as CCM's Chief Executive Officer and Chairman of the Board of Directors. Since June 1999, Mr. Chavez has served as the Chief Executive officer and Chairman of the Board of CCM's wholly-owned subsidiary, Syntec Corporation. Mr. Chavez co-founded, in 1993, Micro-Media Solutions, Inc. ("MSI"), a computer service and consulting company located in Austin, Texas. From 1993 to 1999, Mr. Chavez served as Chief Executive Officer and Chairman of the Board of Directors of MSI. Prior to 1993, Mr. Chavez served as a Plant Manager for Hart Graphic Distribution, Inc., served as Plant Manufacturing Manager for CompuAdd Corporation, a personal computer manufacturer and was section head at Hughes Aircraft. In 1981, Mr. Chavez obtained a Master of Administrative Management from the University of Redlands Business School and in 1975 received a Bachelor of Science in Electrical Engineering from the University of Texas at El Paso.

         Jaime Munoz serves as CCM's President and a director. From 1997 to 1999, Mr. Munoz served as Vice President of Operations for Micro-Media Solutions, Inc. ("MSI"), a computer service company. Mr Munoz's responsibilities for MSI included managing finances, investor relations, public company compliance, human resources, purchasing, inventory control, liaison for related legal matters, and company administration. From 1987 to 1997, Mr. Munoz served as Vice President and Chief Marketing Officer for Infrastructure Services, Inc., a company located in Houston, Texas. Mr. Munoz received a Bachelor of Science Degree from the University of Texas at El Paso.

         Gustavo A. Cardenas serves as CCM's Chief Financial Officer, Secretary, Treasurer and a director. Since June 1999, Mr. Cardenas has served as the Chief Financial Officer, Secretary, Treasurer and as a board member of CCM's wholly- owned subsidiary, Syntec Corporation. From March 1997 to June 1999, Mr. Cardenas served as the Vice President of Exceptional Resource Services, a company located in Texas. Prior to 1997, Mr. Cardenas has held various banking positions with First State Bank and Del Rio National Bank such as Vice President of Mortgage Lending Division, Vice President of Commercial Lending; and Vice President, International Banking. From 1992 to 1995, Mr. Cardenas founded and served as the Chief Executive Officer of SFI Group, which provided financial consulting to small and medium size companies. Mr. Cardenas holds several degrees including an Associate's of Arts degree from Southwest Texas Jr. College
(1974), a Bachelor's in Business Management from University of Texas (1976) and two Banking Management certifications, one from Texas Technical University
(1980), and another from Southern Methodist University (1982).

         Lynn K. Bishop serves as CCM's Vice President of Business Development. Since 1998, Mr. Bishop served as the Chairman of the Board and Vice President of Business Development of CCM's wholly-owned subsidiary, Syntec Corporation. Over the past thirty years, Mr. Bishop has worked in computer industry at companies such as Texas Instruments (Director, Authorized Distribution Program for Computer and Peripheral Products) and Hall-Mark Electronics (Vice

         President and General Manager of Computer Systems Business Segment). From 1996 to 1998 Mr. Bishop served as a Director of Marketing for XEL Communications, Inc., a telecommunications equipment manufacturer. Prior to 1996 Mr. Bishop served as the Director of Marketing and as Vice President Memotec Communications, Inc. and Racal Datacom, Inc., both telecommunications companies. In 1961, Mr. Bishop received a Bachelors Degree in Psychology from Baylor University, in 1963 he received a Masters Degree in Theology from Southwest Baptist Theological Seminary and in 1968 completed all residence requirements for a PHD in Ethics.

Involvement in Certain Legal Proceedings

         CCM is not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, promoter or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

         The following table sets forth information concerning the total compensation that CCM has paid or accrued on behalf of its officers during the fiscal periods ending December 31, 1998, 1999, 2000.

      Name and Principal Position         Year          Annual       Paid in Cash    Stock Bonus    Converted    Deferred
                                                        Salary                                      to Stock
----------------------------------------------------------------------------------------------------------------------------------
   Lynn K. Bishop, CEO                    1998          $ 6,077        $ 6,077
   Jill Bishop, President                 1998          $33,000        $33,000
   Vincent Canzoneri, CFO                 1998          $33,000        $33,000


   Jose G. Chavez, CEO                    1999          $90,000                                                  $90,000
   Jaime J. Munoz, President              1999          $75,000                                                  $75,000
   Gus A. Cardenas, CFO                   1999          $67,500                                                  $67,500
   Lynn K. Bishop, VP Bus Dev             1999          $60,910        $21,601

  Name and Principal Position          Year         Annual     Paid in Cash    1Q-Converted      2Q-         3Q-          4Q-
                                                    Salary                       to Stock      Deferred    Deferred     Deferred
----------------------------------------------------------------------------------------------------------------------------------
   Jose G. Chavez, CEO                 2000        $180,000                       $45,000      $ 45,000     $45,000      $45,000
   Jaime J. Munoz, President           2000        $150,000                       $37,500      $ 37,500     $37,500      $37,500
   Gus A. Cardenas, CFO                2000        $135,000      $ 65,385         $33,750      $ 18,365     $ 8,750      $ 8,750
   Lynn K. Bishop, VP Bus Dev          2000        $ 20,000                       $10,500                   $ 4,000      $ 5,500

         There were no options granted to CCM's officers or directors during the last fiscal year ending December 31, 2000.

Employment Agreements

         On July 1, 1999, CCM entered into an employment agreement, which was later amended on December 21, 1999 to retroactively take effect on July 1, 1999, with Jose G. Chavez to serve as its chief executive officer at an annual salary of $180,000 and a monthly automobile allowance of $600. Pursuant to the agreement, CCM issued Mr. Chavez, an eight year option to purchase 1,250,000 shares of CCM's Class A common stock at an exercise price of $1.50 per share. The option to purchase 1,250,000 shares vests over a period of three years with 500,000 shares vesting on July 1, 2000, 375,000 shares vesting on July 1, 2001 and the remaining 375,000 shares vesting on July 1, 2002. The agreement is for a three year term with an option to extend such employment period for two successive one year terms. Mr. Chavez has entered into comprehensive confidentiality and non-compete agreements.

         On July 1, 1999, CCM entered into an employment agreement, which was later amended on December 21, 1999 to retroactively take effect on July 1, 1999, with Jaime J. Munoz to serve as its president at an annual base salary of $150,000 and a monthly automobile allowance of $450. Pursuant to the agreement, CCM issued Mr. Munoz an eight year option to purchase 750,000 shares of CCM's Class A common stock at an exercise price of $1.50 per share. The option to purchase 750,000 shares shall vest annually in equal amounts over a period of three years with 250,000 shares vesting on July 1, 2000. The agreement is for a three year term with an option to extend such employment period for two successive one year terms. Mr. Munoz has entered into comprehensive confidentiality and non-compete agreements.

       On July 1, 1999, CCM entered into an employment agreement, which was later amended on December 21, 1999 to retroactively take effect on July 1, 1999, with Gustavo A. Cardenas to serve as its chief financial officer and treasurer at an annual salary of $135,000 and a monthly automobile allowance of $450. Pursuant to the agreement, CCM issued Mr. Cardenas, an eight year option to purchase 750,000 shares of CCM's Class A common stock at an exercise price of $1.50 per share. The option to purchase 750,000 shares shall vest annually in equal amounts over a period of three years with 250,000 shares vesting on July 1, 2000. The agreement is for a three year term with an option to extend such employment period for two successive one year terms. Mr. Cardenas has also entered into comprehensive confidentiality and non-compete agreements.

       On July 1, 1999, CCM entered into an employment agreement, which was later amended on December 21, 1999 to retroactively take effect on July 1, 1999, with Lynn K. Bishop to serve as its Vice President of Business Development at an annual salary of $12,000. Pursuant to the agreement, CCM issued Mr. Bishop a ten year option to purchase 750,000 shares of the Class B common stock at an exercise price of $1.50 per share. The option to purchase 750,000 shares shall vest annually in equal amounts over a period of three years with 250,000 shares vesting on July 1, 2000. The agreement is for a three year term with an option to extend such employment period for two successive one year terms. Mr. Bishop has also entered into comprehensive confidentiality and non-compete agreements.

Indemnification of Officers, Directors, Employees and Agents


       CCM's Certificate of Incorporation and by-laws provide that CCM shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of CCM's officers or employees to whom CCM has agreed to grant indemnification.


       Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director

       -for breach of the director's duty of loyalty to the corporation or its stockholders;

       -for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       -under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

       -for any transaction from which the director derived an improper personal benefit.


       The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by laws, any agreement, vote of shareholder or otherwise.


       The effect of the foregoing is to require CCM to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to CCM's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.


       CCM has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of CCM to the fullest extent permitted by Delaware law. In connection with CCM's indemnification obligations to such persons, CCM may make advances to cover a person's expenses provided that CCM receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.


       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to CCM's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, CCM has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of CCM's Class A common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the Class A common stock after giving effect to the exercise of warrants or options held by the named security holder.

                               Number of Shares of              Percent of
                                  Common Stock                  Common Stock
                                  Beneficially                  Beneficially
   Name of                       Owned or Right                Owned or Right
Beneficial Owner                to Direct Vote(1)              to Direct Vote
----------------                -----------------              --------------
Jose G. Chavez                     7,708,333(3)                      42.3%
Chairman and Chief
Executive Officer

Jaime J. Munoz                     1,553,125(4)                       8.6%
President and Director

Gustavo A. Cardenas                1,534,375(4)                       8.5%
Chief Financial Officer,
Treasurer, Secretary and
Director

Lynn Bishop                        2,875,000(4)                        16%
Vice President of
Business Development

Consulting Strategy                1,800,000(6)                       9.3%
     International  LLC(5)

Franklin C. Fisher, Jr. (5)        2,700,251(6)                      15.2%

Steve L. Tebo (5)                  2,137,563(6)                     12.07%

Executive Officers and            13,670,833                         77.2%
Directors as a Group


     (1) Includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire or which will convert within sixty days after the date of this prospectus.

     (2) Based upon 17,699,517 shares of Class A common stock outstanding as of March 1, 2001. Such figure does not include shares to be issued upon exercise of warrants or conversion of Class A preferred stock.

     (3) Includes 500,000 shares of Class A common stock underlying options immediately exercisable at an exercise price of $1.50 per share for a term expiring December 31, 2004.

     (4) Includes 250,000 shares of common stock underlying options immediately exercisable at an exercise price of $1.50 per share for a term expiring December 31, 2004.

     (5) Steven L. Tebo and Franklin C. Fisher, Jr. are principals of Consulting & Strategy International LLC ("CSI"), a corporate consultant to CCM. Mr. Tebo also serves as a principal of Travin Partners LLLP , a selling securityholder. Franklin C. Fisher, Jr. individually owns 300,084 shares of CCM Class A common stock and serves as a principal of International Fluid Dynamics, Inc. and TCA Investments, Inc., both of which are selling securityholders.

     (6) Includes 200,000 shares of CCM's Class A common stock, an option for to purchase 600,000 shares of CCM's Class A common stock exercisable at $1.50 per share and warrants to purchase 1,000,000 shares of CCM's Class A common stock at prices ranging from $2.50 per share to $5.00 per share.

                            SELLING SECURITYHOLDERS


          CCM is registering for offer and sale by the holders thereof 6,238,935 shares of Class A common stock held by certain securityholders which includes
(i) Class A common stock issuable upon the exercise of an option to purchase 600,000 shares of Class A common stock, (ii) shares of Class A common stock issuable upon the exercise of warrants to purchase 1,000,000 shares of Class A common stock, and (iii) 166,500 shares of Class A common stock issuable upon conversion of 166,500 shares of outstanding Series A preferred stock. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act.

          166,500 shares of Series A preferred stock may be converted at the election of the holders thereof on a one-for-one basis to Class B common stock. At the time of effectiveness of this registration statement all Class B common stock outstanding or issuable upon conversion of Series A preferred stock will be automatically converted into an equal number of shares of Class A common stock and the Class B common stock will no longer exist. Class B common stock is identical to Class A common stock except that the Class B common stock has no voting rights.

          All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

          The following table sets forth the beneficial ownership of the securities of CCM held by each person who is a selling securityholder. The calculations set forth below are based upon 17,699,517 shares of CCM's Class A common stock outstanding and assumes the sale of all of the shares offered by the selling securityholders.

                                                       Number of Shares
                               Number of               Of Class A Common Stock
                               Shares of Series        Underlying conversion      Percent of Stock Owned
                               A Preferred             of Series A Preferred        Prior to    After
Name and Address               Owned                   Offered herein               Offering    Offering
-----------------------------------------------------------------------------------------------------------------
Series A Preferred Shares
-------------------------

Aguire LLC                          70,000                   5,000                   (*)          (*)
12700 Park Central Dr.
Dallas, TX 75251

Gene Aguillar                      236,668                   5,000                  1.3%         1.3%
10803 Hard Rock Road
Austin, TX 78750

Pedro Aguirre                      120,000                   5,000                   (*)          (*)
12700 Park Central Dr.
15/th/ Floor
Dallas,  TX 75251

Jett Bartlett                       80,000                   5,000                   (*)          (*)
2603 Escondido Cove
Austin, TX 78703

Bing & Sybill Bingham              385,000                  15,000                  2.2%         2.1%
1000 Edgemont Court
Allen, TX 75013

Fred R. & Kelly J.Bost                  11,668              5,000               (*)            (*)
4111 Day Drive
San Marcos, TX 78666

Joseph E. Brown and                     95,000              5,000               (*)            (*)
  B.J. Brown
1819 Pebbie Brook Dr.
New Braunfels, TX 78763

Katherin G. Butler                      36,668              5,000               (*)            (*)
1724  17/th/ Street #2 NW
Washington, DC 20009

Jack Carmody                           240,000             10,000             1.35%           1.3%
522 Thundercreek B-1
Austin, Texas 78759

Benny Daneshjou                         49,998              5,000               (*)            (*)
67 St. Stephens
Austin, TX 78746

Nancy Fisher                             7,668              4,000               (*)            (*)
1122 Colorado
Suite 301
Austin, Texas 78701

James Gaidry                            42,500              7,500               (*)            (*)
8905 Balcones Club Dr.
Austin, TX 78750

George R. and Charla                    36,668              5,000               (*)            (*)
W. Hisler
1100 Hunters Creek Dr.
Cedar Park, TX 78613

Michael Joseph                         262,500             10,000              1.5%          1.42
2202 Parkland Cove
Round Rock, TX 78860

John G. Lione, Jr                       45,000              5,000               (*)            (*)
8113 Bottlebrush Dr.
Austin, TX 78750

Lorenz Family Trust                    240,000             10,000             1.35%           1.3%
Rick Triplett, Trustee
2300 NCNA Tower
515 Congress Avenue
Austin, TX

Gordon Mckinley                         36,668              5,000               (*)            (*)
11218 Windmere
Meadows
Austin TX 78757

Eddie Mena                              30,000              5,000               (*)            (*)
1334 Austin Thomas Dr.
Keller, TX 76248

Pieratt No. 1, LLC                      75,000              5,000               (*)            (*)
PO Box 50390
Austin, TX 78763

Ann M. Pieratt                          80,000              5,000               (*)            (*)

PO Box 50390
Austin, TX 78763

John D. Pieratt                         20,000                   5,000               (*)                 (*)
PO Box 50390
Austin, TX 78763

Fraye B. Stokes                         78,333                   5,000               (*)                 (*)
710 Loop Drive
San Marcos, TX 78666

John Stockton                           62,500                   5,000               (*)                 (*)
9442 Spring Hollow
Austin, TX 78750

Gisela D. Triana                        28,335                   5,000               (*)                 (*)
401 East  35/th/ Street
Austin, Texas 78750

Alex Vandewalle                         30,000                   5,000               (*)                 (*)
6602 Three Oaks Circle
Austin, TX 78750

Mike Vandewalle                         30,000                   5,000               (*)                 (*)
6602 Thousand Oaks Circle
Austin, TX 78763

George Villalva                        295,000                   5,000             1.66%               1.63%
1703 S  3/rd/ Street
Austin, TX 78704

Kevin Wood                              80,830                   5,000               (*)                 (*)
6521 Twin Creek Hollow
Austin, TX

Common Shares
-------------

                                          Number of
                                          Shares of Series    Number of Shares        Percent of Stock Owned
                                          A Common            of Common Stock         Prior to After
Name and Address                          Owned               Offered herein          Offering(1)   Offering
                                          -----               --------------          -----------   --------
Aberdeen Investment                        1,000                 1,000                    (*)         (*)
Corp.
(c/o Bob Sonfield)
770 S. Post Oak Lane
Houston, TX 77056

Urooj Abdulla                              5,000                 5,000                    (*)         (*)
10300 Wilcrest Dr. #711
Houston, TX 77099

Zaheer Babar                               5,000                 5,000                    (*)         (*)
5433 Westheimer
Houston, TX 77056

George Ball                                  500                   500                    (*)         (*)
600 Travis, Suite 3100
Houston, TX 77002

Lan Bentsen                                2,000                 2,000                    (*)         (*)
3040 Post Oak Blvd
Suite 730
Houston, TX 77056

Houston, TX 77056

Lan Bentsen, Trustee
WPO Forum                          4,000         4,000     (*)     (*)
3040 Post Oak Blvd
Suite 730
Houston, TX 77056

Eloise Brooks                     30,000        30,000     (*)     (*)
111 Puccini Lane
Uvalde, TX 78801

Glen Burton                       30,000        30,000     (*)     (*)
8805 Granada Hills
Austin, TX 78737

Patricia Camareno                  5,000         5,000     (*)     (*)
PO Box 920952
PMB 142
Houston, TX 77292-0952

Robert Cannon (1)                150,000       150,000     (*)     (*)
1410 Phillip Street
New Orleans, LA 70130

Hunter M.A. Carr                     500           500     (*)     (*)
23 Bayou Shadows
Houston, TX 77077
Castle Developments Ltd.         337,562       337,562    1.9%     (*)
Sir Williams Newton St
Port Louis, Mauritius

Consulting and Strategy        1,800,000(3)  1,800,000  10.16%     (*)
International LLC (2)
5433 Westheimer
Houston, TX 77056

Anthony Deeden (4)                 2,000         2,000      (*)     (*)
6611 Westchester
Houston, TX 77005

Mark Destefano                    10,000        10,000     (*)     (*)
500 N Rainbow Blvd
Suite 300
Las Vegas, NV 89107

Danica Gail Decosto                1,000         1,000     (*)     (*)
1271 Turnbury Oak
Houston, TX 77055

Benny & Sally                     20,000        20,000     (*)     (*)
Danaeshjou
67 S. Stephens
Austin, TX 78764

Paul Emmanuel                     10,000        10,000     (*)     (*)
1511 Gulf Stream Circle
#104
Brandon, FL 33511

Peter Emmanuel                    10,000        10,000     (*)     (*)
1511 Gulf Stream Circle
#104

Brandon, FL 33511

James Etheridge                   25,000      25,000   (*)     (*)
11908 Volente Road
#1025
Austin, TX 78750

Franklin C. Fisher III            10,000      10,000   (*)     (*)
120 S Fenway Avenue
Bartlesville, OK 74006

Franklin C. Fisher, Jr(2)        300,084     300,084   1.7%    (*)
5433 Westheimer,
Suite 500
Houston, TX 77056

Franklin C. Fisher III,           10,000      10,000   (*)     (*)
Trustee of Mathew
Reed Fisher, Trust # 1
120 S Fenway Avenue
Bartlesville, OK 74006

Edna Flores                        2,500       2,500   (*)     (*)
9321 Lightwood Loop
Austin, TX 78748

Garnier Holdings Ltd. (5)        337,562     337,562   1.9%    (*)
PO Box 146
Road Town, Tortola
British Virgin Islands

John P. Gorst                        500         500   (*)     (*)
1101 Broadway Plaza
Tacoma, WA 98402

Anthony Heller                     5,000       5,000   (*)     (*)
3895 Bathurst St, #202
Toronto
M3H 3N2, Canada

Yolanda Hernandez                 20,000      20,000   (*)     (*)
10737 Janway
El Paso, TX 79935

Jeffrey L. Henken                  5,000       5,000   (*)     (*)
400 Evergreen Street
Emmet, ID 83617

International Fluid              300,084     300,084   1.7%    (*)
Dynamics(2)
6199 Portal
Houston, TX 77096

Robert Inzano &                   20,000      20,000   (*)     (*)
Martha O. Chavez
PO Box 7004
Capisprano Beach, CA92624

David Jackson                     20,000      20,000   (*)     (*)
4504 Aqua Verde
Austin, TX 78746

Michael Joseph                    40,000      40,000   (*)     (*)

2202 Parkland Cove
Round Rock, TX 78660

Jim Kelly(5)                      20,000      20,000   (*)     (*)
PO Box 5189
Douglasville, GA 30135

Craig Longhurst                    2,000       2,000   (*)     (*)
12625 Memorial Dr #18
Houston, TX 77024

Rick Martinez                     10,000      10,000   (*)     (*)
5613 King Acres Dr.
Corpus Christi, TX 78414

Angelina Martinez                 15,000      15,000   (*)     (*)
5910 Raza
Pearland, TX 77584

Vicki Mechling                    20,000      20,000   (*)     (*)
4500 Court of St. James
Austin, TX 78730

Pete Montoya                      40,000      40,000   (*)     (*)
2905 Prado Street
Austin, TX 78702

Jason Nassour                      5,000       5,000   (*)     (*)
1004 Walsh Lane
Round Rock, TX 78681

Lisa Nieri                        22,500      22,500   (*)     (*)
3501 E Camelback RD
# 214
Phoenix, AZ 85018

Oxford Financial Group           300,000     300,000    1.69%  (*)
5085 Westheimer #4520
Houston, TX 77056

Joe Pacheco                       32,500      32,500   (*)     (*)
7308 Danwood Drive
Austin, TX 78759

Sandra B. Peterson                 1,000       1,000   (*)     (*)
6615 Cypress Point Dr.
Houston, TX 77069

Thomas R. Peterson                 1,000       1,000   (*)     (*)
6615 Cypress Point Dr.
Houston, TX 77069

Evan Peterson                      1,000       1,000   (*)     (*)
16826 Kettlecreek
Spring, TX 77379

Julie Peterson                     1,000       1,000   (*)     (*)
3601 Allen Parkway
Apt. 352
Houston, TX 77019

Joe Quintero                      15,000      15,000   (*)     (*)
115 Waller #A

Austin, TX 78702

Carlos Romero                      1,000       1,000   (*)     (*)
Camarones 503-8
Electricistas
Mexico D.F. 02060
Mexico

Sacrston Trading LTD              10,000      10,000   (*)     (*)
14601 Bellaire Blvd
Houston TX 77083

Sage Capital Management (4)      450,000     450,000 2.54%     (*)
One Riverway
Suite 2550
Houston, TX 77056

Gerald Sherman(5)                 10,000      10,000   (*)     (*)
5433 Westheimer
Suite 500
Houston, TX 77056

Ted Skiffington                    5,000       5,000   (*)     (*)
5470 Briar Drive
Houston, TX 77056

Paul Stork                        20,000      20,000   (*)     (*)
3101 Hopkins Road
Beasley, TX 77417

Sunstate Equity
Trading,  Inc.(5)                200,000     200,000 1.12%     (*)
1008 N DaleMabry Hwy
Tampa, FL 33618

Franklin and Lordes Smith          5,000       5,000   (*)     (*)
15021 Haily Hollow
Austin, TX 78728

John Stockton                      6,334       6,334   (*)     (*)
9442 Spring Hollow
Austin, TX 78750

Roy Sosa                          25,600      25,600   (*)     (*)
2617 Carlow Drive
Austin, TX 78745

Lily Sosa                         24,500      24,500   (*)     (*)
3704 Ebony Hollow Pass
Austin, TX 78739

TCA Investments, Inc. (2)        300,083     300,083  1.7%     (*)
5014 Glenmont
Houston, TX 77081

TPG Capital Corporation(7)       300,000     300,000  1.7%     (*)
1504 R. Street NW
Washington, D.C. 20009

Travin Partners LLLP(2)          337,562     337,562  1.9%     (*)
c/o Briskin & Associates
1001 Cambridge Square
Alpharetta, GA 30004

James Watson                       2,500       2,500   (*)     (*)
McCabe, Jr
PO Box 2289
Naples, FL 34106

Valverde Financial               337,563     337,563  1.9%     (*)
Corporation
General-Willie Strasse 10
Zurich 8027
Switzerland

George Weiss                      10,000      10,000   (*)     (*)
1 Rockefeller Plaza
New York, NY 10020

Martin Weiner                      5,000       5,000   (*)     (*)
10 Lana Lane
Houston, TX 77027

Connie J. Wheeler                 10,000      10,000   (*)     (*)
1271 Turnbury Oak
Houston, TX, 77055

Marcus Melton Wheeler              1,000       1,000   (*)     (*)
1271 Turnbury Oak
Houston, TX 77055

Dayton Freels Wheeler              1,000       1,000   (*)     (*)
1271 Turnbury Oak
Houston, TX 77055

Gary K. Wohrle                     5,000       5,000   (*)     (*)
3370 NE 190/th/ Street
#1703
Aventura, FL 33180


* Represents less than 1% of CCM's outstanding shares of Class A common stock.

(1) 90,000 shares of the shares listed are being held in escrow to be issued to Mr. Cannon in the event that CCM defaults on a $150,000 promissory note payable to Mr. Cannon which was due on January 19, 2001. CCM is currently in default on such loan.

(2) Steve L. Tebo and Frank Fisher are principals of Consulting & Strategy International LLC, a business consulting firm for CCM and a selling securityholder. Mr. Fisher also serves as a principal of International Fluid Dynamics, Inc. and TCA Investments, Inc., both of which are selling securityholders. Mr. Tebo serves as a principal of Travin Partners LLLP, a selling securityholder.

(3) Such figure consists of 200,000 shares of CCM common stock, an option to purchase 600,000 shares of common stock at $1.50, and a warrant to purchase 1,000,000 shares of CCM common stock at exercise prices ranging from $2.50 per share to $5.00 per share.

(4) Anthony Deeden, a selling securityholder who owns 2,000 shares of CCM's Class A common stock, is a principal of Sage Capital Management which owns 450,000 shares of Class A common stock and is a selling securityholder.

(5) Gerald Sherman, a selling securityholder who individually owns 10,000 shares of CCM common stock, is the president of Garnier Holdings Ltd, a selling securityholder.

(6) Jim Kelley, a selling securityholder who owns 10,000 shares of CCM common stock, is a principal of Sunstate Equity Trading, Inc., an NASD member firm that has entered into a financial advisory agreement with CCM and is also a selling secuirytholder.

(7) TPG Capital Corporation is an affiliate of Cassidy & Associates, the law firm which prepared this registration statement.


          Of the 17,699,517 shares of CCM's Class A common stock currently outstanding, CCM is registering for sale an aggregate of 4,472,435 shares (25.2%) of its Class A common stock. CCM's officers and directors as a group own 13,670,833 shares (77.2% ) of CCM's Class A common stock outstanding of which there are no shares being registered on behalf of CCM's officers, directors, and their affiliates.


          CCM will not receive any proceeds from the sale of any shares by the selling securityholders. CCM is bearing all expenses in connection with the registration of the selling security holder's shares offered by the registration statement of which this prospectus is a part.

The shares will become tradeable on the effective date of this prospectus. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.


          The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling security holder's shares offered under Rule 415, CCM has made certain undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, CCM has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          CCM's founders are Jaime J. Munoz, Jose G. Chavez, Gustavo Cardenas and Lynn K. Bishop. Mr. Munoz owns 1,303,125 shares of CCM Class A common stock and has an option to purchase 750,000 shares of Class A common stock; Mr. Chavez owns 7,208,333 shares of CCM Class A common stock and has an option to purchase 1,250,000 shares of CCM Class A common stock; Mr. Cardenas owns 1,284,375 shares of CCM Class A common stock and has an option to purchase 750,000 shares of CCM Class A common stock; and Mr. Bishop owns 2,625,000 shares of CCM Class A common stock and has an option to purchase 750,000 shares of CCM Class A common stock. CCM's founders are each employed by CCM and have received compensation as disclosed under the section entitled "Executive Compensation". Mayford Acquisition Corporation had no operations, no materials assets and no liabilities and was utilized by CCM for facilitating its process of becoming a reporting company. CCM has not received assets from its founders other than the loans from Mr. Chavez, Mr. Munoz and Mr. Bishop as set forth below.


          At December 31, 1999, CCM had an unsecured note payable due to Jose G. Chavez, a majority shareholder, CCM's Chief Executive Officer and a director, totaling $500,000. Such note has been repaid in full in exchange for 333,333 shares of CCM's Class A common stock.


          CCM has an unsecured note payable due to several of its shareholders, Jose G. Chavez, Jaime J. Munoz, Lynn K. Bishop and Gus A. Cardenas totaling $511,090. The note bears interest at the rate of 11% per annum and payments are made as CCM's cash flow permits. The balance of $511,090 was due on September 21, 2000 and as of the date of this filing has not yet been paid. The promissory note does not make reference to demand rights or default clauses.


          CCM has two additional unsecured notes payable to two shareholders, Lynn K. Bishop and Jose G. Chavez, totaling $92,955 and $97,283, respectively. The notes bear interest at the rate of 18% per annum and do not have a specific maturity date but are repaid as CCM's cash flow permits.


          On June 30, 1999, Syntec Acquisition acquired all of the outstanding capital stock (1,875 shares) of Syntec Holding Group, Inc. ("Holding") from eight selling shareholders (the "Selling Shareholders"). One of the Selling Shareholders was Lynn K. Bishop who was the Executive Vice President and Chief Marketing Officer of Syntec Corporation and who is currently a beneficial owner of more than 5% of the CCM Class A common stock. Syntec Acquisition purchased all of the outstanding shares of Holding for the purchase price of $1,000,000 consisting of a $500,000 promissory note and a cash payment of $500,000 subject to reductions as set forth in the purchase agreement. The promissory note has been repaid in full.

          On June 30, 1999, Syntec Acquisition entered into a shareholder agreement ("Shareholder Agreement") with its then current shareholders (the "Shareholders") whereby if at any time the a Shareholder proposes to transfer its shares of CCM's Class A or Class B common stock, the offeror would, before such transfer, provide Mr. Jose G. Chavez the right to purchase some or all of such offered shares. If there are any offered shares that are not purchased by Mr. Chavez, such shares shall then be offered to CCM. Such Shareholder Agreement also grants to Lynn Bishop, so long as Mr. Bishop is a 5% owner of the fully diluted stock, the right of first refusal to purchase those securities which Syntec Acquisition may propose to issue which would have a sales, exercise or conversion price per share of less than $0.14.


          On September 30, 1999, Syntec Acquisition entered into an agreement with the holders of its Series A preferred stock (the "Holders"). The Holders agreed that prior to September 30, 2003, if, in the judgement of CCM's management, having the Series A preferred stock outstanding would jeopardize CCM's status as a Historically Underutilized Business, defined as a minority owned business that is a for-profit enterprise, physically located in the United States or its trust territories, which, in the case of a publicly-owned business, has at least 51% of the stock owned by one or more minority group members which include United States citizens who are Black, Hispanic, Native American or Asian and the management and daily operations of the minority owned business are conducted by these minority group members, the Holders would tender their shares of the Series A preferred stock to CCM in exchange for CCM's Class A common stock on the same basis that the Series A preferred stock is then convertible into CCM's Class B common stock.

          On July 20, 2000 CCM executed a promissory note to Robert W. Cannon, a CCM shareholder, for $150,000 to be repaid by CCM on or before January 19, 2001 with interest at the rate of 2% over prime rate. Mr. Cannon was granted a warrant to purchase 60,000 shares of CCM common stock exercisable at $.10 per share. CCM also entered into a Pledge Agreement with Mr. Cannon whereby 90,000 shares of CCM common stock are held in escrow to be issued to Mr. Cannon in the event that CCM defaults on the $150,000 promissory note. CCM is currently in default of such loan and is negotiating a payment schedule with the lender.

          On August 11, 2000 CCM executed a promissory note to Michael Joseph, a CCM shareholder, for $100,000 to be repaid by CCM on or before February 11, 2001 with interest at the rate of 2% over prime. As part of the promissory note, the lender was granted a warrant to purchase 40,000 shares of CCM common stock exercisable at $.10 per share. CCM is currently in default of such loan and is negotiating a payment schedule with the lender.

          The following table sets forth the interest rates and the interest paid by CCM during the past two years for the following related-party loan transactions.

               Creditor                  Principal Due       Interest Paid      Interest Paid     Interest Rate
                                                                  1999              2000
  ---------------------------------------------------------------------------------------------------------------
  Arrow Electronics                           $ 154,869                         $  9,725.62            10.00%
  Lynn Bishop                                 $ 100,000         $11,769.02      $ 17,245.93            18.00%
  Jose Chavez                                 $ 100,000         $ 7,296.68      $ 12,667.86            18.00
  Chavez, Munoz, Bishop, Cardenas             $ 500,000         $    7,948      $    50,924            11.00%
  Cannon, Robert W.                           $ 150,000                         $  7,953.79            11.50%
  Joseph, Michael                             $ 100,000                         $  4,531.99            11.50%
  Chavez, Jose                                $ 110,000                         $    433.97            18.00%

                           DESCRIPTION OF SECURITIES


          CCM is currently authorized to issue 60,000,000 shares of Class A common stock, par value $.0001 per share (the "Class A common stock"), 10,000,000 shares of Class B common stock, par value $.0001 (the "Class B common stock") and 30,000,000 shares of preferred stock, par value $.0001 per share. Of the 30,000,000 authorized shares of preferred stock, 3,000,000 shares have been designated as "Series A preferred stock" and 1,500,000 shares have been designated as "Series B preferred stock". CCM has 25,500,000 shares of undesignated preferred stock of which CCM has not issued any shares.

Class A common stock


          As of March 1, 2001, 17,699,517 shares of Class A common stock were issued and outstanding. The holders of the Class A common stock are entitled to one vote per share for the election of directors and with respect to all other matters on which shareholders are entitled to vote. The holders of more than 50% of the shares voting for the election of the directors can elect all of CCM's directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.



          In the event that CCM is liquidated, dissolved or wound up, the holders of the Class A common stock are entitled to share ratable in all of CCM's assets remaining available for distribution to them after payment of its liabilities and after provision has been made for each class of CCM's stock having preference over the Class A common stock. Holders of the Class A common stock do not have preemptive rights to purchase additional shares of the common stock or other subscription rights.


Class B common stock


          As of March 1, 2001 there were no shares of Class B common stock issued. Holders of the Class B common stock shall have identical rights to those holders of the Class A common stock, except that holders of the Class B common stock shall have no voting rights except as otherwise required by law.


          CCM's certificate of incorporation provides that shares of the Class B common stock shall automatically be converted into shares of CCM's Class A common stock on a share for share basis upon the occurrence of the closing of a sale of the Class A common stock, by CCM, pursuant to an effective registration under the Securities Act of 1933, as amended.


          All of CCM's outstanding shares of Class A common stock and Class B common stock are validly authorized and issued, fully paid and non-assessable. CCM's board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by its Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action.

Preferred Stock


          CCM is currently authorized to issue 30,000,000 shares of preferred stock, of which 2,972,504 shares of Series A preferred stock were issued and outstanding as of March 1, 2001.


          CCM's Board of Directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable laws of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of the preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of CCM without further action by CCM shareholders and may adversely affect the voting and other rights of the holders of common stock.


Series A preferred stock


          As of March 1, 2001, there were 2,972,504 shares of CCM's Series A preferred stock issued and outstanding.


Rank. The Series A preferred stock, with respect to the payment of dividends, redemption payments and liquidation rights, shall rank senior to the Class A common stock. CCM's board may designate other series of preferred stock ranking senior, equal or junior to the Series A preferred stock.


Voting. The holders of CCM's Series A preferred stock are not entitled to vote on matters submitted for approval by the holders of its Class A common stock.

Conversion. At the holder's election, each share of the Class A preferred stock is convertible, at any time after the date of issuance of such share, into one fully paid and non-assessable shares of the Class B common stock.


Liquidation Preference. In the event of CCM's liquidation or dissolution as a result of which its assets are to be distributed to its shareholders, the holders of the Series A preferred stock shall be entitled to receive, prior and in preference to the holders of the common stock or any other capital stock of which the Series A preferred stock ranks higher, an amount equal to $1.50 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends for each share of Series A preferred stock held by them.


Dividends. Each share of the Series A preferred stock earns quarterly dividends for each share of the Series A preferred stock that is outstanding at a rate of eight percent (8%) per annum of the Liquidation Preference of such share.


Series B preferred stock


          As of March 1, 2001, there were no shares of CCM's Series B preferred stock outstanding.


Rank. CCM's Series B preferred stock, with respect to the payment of dividends, redemption payments and liquidation rights, shall rank senior and prior to its common stock and equal with the Series A preferred stock. CCM's board may designate any other series of preferred stock ranking senior, equal or junior to the Series B preferred stock.


Voting. The holders of the Series B preferred stock are not entitled to vote on matters submitted for approval by the holders of CCM's common stock.


Conversion. At the holder's election, each share of the Series B preferred stock is convertible, beginning six month after the date of issuance of such share, into two fully paid and non-assessable share of the Class A common stock.


Liquidation Preference. In the event of CCM's liquidation or dissolution as a result of which its assets are to be distributed to its shareholders, the holders of the Series B preferred stock shall be entitled to receive, prior and in preference to the holders of the Class A common stock or any other capital stock of which the Series B preferred stock ranks higher, an amount equal to $4.00 per share (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends for each share of Series B preferred stock held by them.


Dividends. Each share of the Series B preferred stock earns quarterly dividends for each share of the Series B preferred stock that is outstanding at a rate of five percent (5%) per annum of the Liquidation Preference of such share. Any payment of dividends in the form of Series B preferred stock shall be deemed to have a value equal to four dollars ($4.00) per share.

Warrants


          As of March 1, 2001, CCM had granted warrants for the purchase of 1,928,038 shares of Class A common stock. 878,039 warrants were issued in October 1999 to seven individuals for legal services rendered to CCM and such warrants are exercisable at $1.50, expire on December 31, 2004 and, pursuant to their terms, are exercisable as of the date of this prospectus. 50,000 warrants were issued in March 2000 to one individual for legal services rendered to CCM and such warrant is exercisable at $1.50, expires on December 31, 2004 and, pursuant to its terms, is exercisable as of the date of this prospectus. Such warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.


          An additional 1,000,000 warrants for a five year term were issued in December 2000 to Consulting & Strategy International LLC, pursuant to a business services contract, as payment for corporate consulting services rendered to CCM. Such warrants are currently exercisable as follows:


          -250,000 shares are exercisable at $2.50and must be exercised within one year of the average of the Class A common stock's bid and ask price remaining at $5.50 per share for a continuous 30 day period; and


          -250,000 shares are exercisable at $3.50 per share and must be exercised within one year of the average of the Class A common stock's bid and ask price remaining at $7.00 per share for a continuous 30 day period; and

          -250,000 shares are exercisable at $4.00 per share and must be exercised within one year of the average of the Class A common stock's bid and ask price remaining at $8.00 per share for a continuous 30 day period; and


          -250,000 shares are exercisable at $5.00 per share and must be exercised within one year of the average of the Class A common stock's bid and ask price remaining at $10.00 per share for a continuous 30 day period.

Options


          CCM's board of directors has authorized CCM to adopt a Long-Term Stock Incentive Plan (the "Stock Plan") the terms of which have not yet been finalized. CCM's Stock Plan is to be administered by Jose G. Chavez, Jaime J. Munoz and Gustavo A. Cardenas (collectively the "Committee") who will determine the persons to whom awards will be granted, the number of awards granted and the specific terms of each grant, subject to the provisions of the Stock Plan. The maximum number of shares of stock that will be issuable under the Stock Plan is 2,500,000 shares, of which no shares have been issued.


          CCM has granted 4,612,500 options outside the Stock Plan. In December 2000, CCM granted an option to purchase 600,000 shares of CCM Class A common stock to Consulting & Strategy International LLC pursuant to a business services contract as payment for corporate consulting services rendered to CCM. Such options to purchase 600,000 shares of CCM Class A common stock are non-transferable, are exercisable at $1.50 per share upon the occurrence of CCM's Class A common stock trading on the OTC Bulletin Board at $1.50 per share and the options expire 18 months from the date that CCM is traded, if at all, on the OTC Bulletin Board. The remaining 4,012,500 options, granted to our officers and directors, vest over three years, are exercisable at $1.50 per share and expire on July 1, 2007 and July 1, 2009.

Additional Information Describing Securities

          Reference is made to applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading of Shares


          There are no outstanding options, options to purchase, or securities convertible into shares of CCM's Class A common stock other than the securities described herein. CCM has not agreed with any shareholders, to register their shares for sale, other than for this registration. CCM does not have any other public offerings in process or proposed.


Admission to Quotation on the OTC Bulletin Board


          Prior to the date of this prospectus, no public trading market existed for CCM's Class A common stock. A public trading market for CCM's Class A common stock may not develop or if developed, may not be sustained. If CCM meets the qualifications, it intends to apply for quotation of its Class A common stock on the OTC Bulletin Board. Until CCM meets such qualifications, its securities may be quoted in the daily quotation sheets of the National Quotation Bureau, Inc., commonly known as the pink sheets. If CCM's Class A common stock is not quoted on theNASD OTC Bulletin Board, a holder may have difficulty selling, or obtaining accurate quotations as to the market value of, such stock. In order to have its securities quoted on the OTC Bulletin Board, a company must:

(1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and

(2) have at least one market maker who completes and files a Form 211 with the National Association of Securities Dealers, Inc.

Penny Stock Regulation

          Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell CCM's Class A common stock. The foregoing required penny stock restrictions will not apply to CCM's Class A common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports to Shareholders

          CCM will furnish to holders of its Class A common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. CCM may issue other unaudited interim reports to its shareholders as it deem appropriate.

                             PLAN OF DISTRIBUTION


Sales by Security Holders

          After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without subject to Rule 144. In addition, the National Securities Market Improvement Act of 1996 limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Section 4(1) provides that sales by any person that is not the issuer or an underwriter or a dealer are exempt from the registration statement provisions of the Securities Act of 1933. Sales by selling securityholders will be made pursuant to Section 4(1) and as a result of the National Securities Market Improvement Act no state registration of the sales will be required.

          Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.


          Sales by the selling securityholders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date of this registration statement the selling securityholders' shares will be eligible for resale in the secondary market in each state.


          CCM will not receive any proceeds from the sale of shares by the selling security holders. The selling securityholders may sell their shares directly to purchasers from time to time or they may offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


          At the time a particular offer is made by or on the behalf of the selling securityholders, a prospectus, including any necessary supplement to it, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares purchased from the selling securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.


          Pursuant to Regulation M of the of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution. In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under such Act in connection with transactions in the securities during the effectiveness of the registration statement of which this prospectus is a part.


          If, at some time in the future, CCM meets the listing requirements of the Nasdaq SmallCap Market, CCM may apply to have its shares listed on such market. If CCM qualifies and is accepted for listing, then certain underwriters may engage in passive market making transactions in CCM's Class A common stock in accordance with Rule 103 of Regulation M.


          The shares sold by the selling securityholders may be sold from time to time in one or more transactions: (1) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or
(2) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling securityholders or by agreement between the selling securityholders and any underwriters.

Sales by Affiliates


          Sales of the securities by affiliates of CCM are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of CCM that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if CCM's securities are trading on the Nasdaq Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

Resales of the Securities under State Securities Laws


          The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.


          If CCM meets the requirements of the OTC Bulletin Board it will apply for listing thereon. When and if it should qualify, if ever, it intends to apply for quotation of its securities on the Nasdaq SmallCap Market. CCM may not qualify for listing of its securities on the OTC Bulletin Board or may never satisfy the qualifications to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in CCM's Class A common stock in accordance with Rule 103 of Regulation M.

          Following the completion of this offering, one or more broker-dealers may act as the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued.

                                 LEGAL MATTERS

Legal Proceedings

          CCM is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

Legal Opinion


          Cassidy & Associates, Washington, D.C., has given its opinion as attorneys- at-law that the shares of Class A common stock offered by the selling securityholders will be fully paid, validly issued and non-assessable. Cassidy
&

Associates has passed on the validity of the Class A common stock offered by the selling securityholders but purchasers of such Class A common stock should not rely on Cassidy & Associates with respect to any other matters.


          James M. Cassidy, a principal of Cassidy & Associates, is an officer and director and controlling shareholder of TPG Capital Corporation, which owns 300,000 shares of CCM's Class A common stock and is a selling security holder.


                                    EXPERTS

          The audited financial statements for the periods ended December 31, 1999 and 1998 included in this prospectus have been so included in reliance on the report of King, Griffin & Adamson, P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

                     CONSOLIDATED FINANCIAL STATEMENTS AND
              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

     December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                          AND PREDECCESSOR COMPANIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                    Page
Report of Independent Certified Public Accountants                                                     3

Financial Statements

Consolidated Balance Sheets as of December 31, 1999, June 30, 1999,
         December 31, 1998and May 31, 1998.                                                            4

  Consolidated Statements of Operations for the periods ended December 31, 1999,
  June 30, 1999, December 31, 1998 and May 31, 1998.                                                   6

  Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the
  periods ended December 31, 1999, June 30, 1999, December 31, 1998 and May 31,
  1998                                                                                                 7

  Consolidated Statements of Cash Flows for the periods ended December 31, 1999, June 30, 1999,
  December 31, 1998 and May 31, 1998                                                                   8

Notes to Consolidated Financial Statements.                                                           10

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------

Board of Directors
Syntec Acquisition Corp.

We have audited the accompanying consolidated balance sheets of Syntec Acquisition Corp. and subsidiaries and predecessor companies as of December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998, and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Syntec Acquisition Corp. and subsidiaries and predecessor companies as of December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998, and the results of their operations and their cash flows for the periods then ended in conformity with generally accepted accounting principles.

As described in Note C, the accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. The Company and its predecessors have experienced recurring losses during 1999 and 1998. Additionally, at December 31, 1999, the Company's current liabilities exceeded its current assets by $1,882,182. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Unless the Company obtains additional financing, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. Management's plans as they relate to these issues are also explained in Note C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
April 14, 2000, except for Note P to which the date is June 19, 2000

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                                          Syntec
                                                      Acquisition
                                                         Corp. and         Syntec Holding Group, Inc.              Syntec
                                                       Subsidiaries            and Subsidiary                     Corporation
                                                       ------------            --------------                     -----------
                                                       December 31,          June 30,         December 31,           May 31,
                                                           1999                1999              1998                 1998
                                                           ----                ----              ----                 ----
CURRENT ASSETS
       Cash and cash equivalents                       $   11,649        $    3,547           $  20,068         $   6,731
  Accounts receivable, net of
      allowance for doubtful accounts                     545,433           321,072             124,463           196,415
  Inventories                                             603,485           465,425             232,747           204,098
  Prepaid expenses                                         35,107            16,462              14,492                 -
                                                        ---------         ---------           ---------         ---------
        Total current assets                            1,195,674           806,506             391,770           407,244

PROPERTY AND EQUIPMENT
  Machinery and equipment                               1,072,867         1,029,391           1,028,739           995,770
  Furniture and fixtures                                   47,617            46,065              46,065            46,065
  Automobiles                                               1,500             1,500               1,500             9,400
  Leasehold improvements                                      896               896                 896               896
                                                        ---------         ---------           ---------         ---------

                                                        1,122,880         1,077,852           1,077,200         1,052,131

  Accumulated depreciation and
    amortization                                         (884,763)         (836,393)           (802,291)         (748,842)
                                                        ---------         ---------           ---------         ---------

       Net property and equipment                         238,117           241,459             274,909           303,289

OTHER ASSETS                                               33,219            31,754              30,099            28,982

EXCESS OF COST OVER FAIR
  VALUE OF NET ASSETS OF
  COMPANIES ACQUIRED, net                               1,843,339           505,907             525,323                 -
                                                        ---------         ---------           ---------         ---------

TOTAL ASSETS                                           $3,310,349        $1,585,626           $1,222,101        $ 739,515
                                                       ==========        ==========           ==========        =========


  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------

                                                                Syntec
                                                              Acquisition
                                                              Corp. and         Syntec Holding Group, Inc.           Syntec
                                                             Subsidiaries            and Subsidiary               Corporation
                                                             ------------            --------------               -----------

                                                             December 31,      June 30,        December 31,          May 31,
                                                                 1999            1999              1998               1998
                                                                 ----            ----              ----               ----
CURRENT LIABILITIES
      Line of credit                                        $   252,257     $ 1,005,003       $    987,896      $   205,335
  Current portion of long-term debt                             200,000               -                  -                -
  Notes payable to shareholders                               1,142,698         166,815                  -                -
  Current portion of capital lease                               42,792          35,839             28,901           27,579
  Accounts payable                                            1,035,706         699,125            332,033          181,499
  Accrued liabilities                                           172,403          21,867             54,095           40,992
  Deferred compensation                                         232,000               -                  -                -
                                                            -----------     -----------        -----------      -----------

      Total current liabilities                               3,077,856       1,928,649          1,402,925         455,405

LONG-TERM DEBT, less current portion                            391,667              -                  -                -

CAPITAL LEASE OBLIGATIONS, less
  current portion                                                96,045          91,429            114,944          132,084
                                                            -----------     -----------        -----------      -----------

    Total liabilities                                         3,565,568       2,020,078          1,517,869          587,489

COMMITMENTS AND CONTINGENCIES
  (Note J)

SHAREHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $0.0001 par value,
    30,000,000 shares authorized, 550,165
    shares issued and outstanding at
    December 31, 1999; liquidation preference
    of 825,248 at December 31, 1999                                  55               -                  -                -
  Class A Common stock, $0.0001 par value,
    60,000,000 shares authorized, 4,725,000 shares issued
    and outstanding at December 31, 1999; $1.00 par value,
    200,000 shares authorized, 750 shares issued and
    outstanding at May 31, 1998                                     473             750                750            1,000
  Class B Common stock, $0.0001 par value,
    10,000,000 shares authorized, none issued

    and outstanding at December 31, 1999                              -               -                  -                -
  Additional paid-in-capital                                  1,051,838          62,000                  -                -
  Retained earnings (accumulated deficit)                    (1,307,585)       (497,202)          (296,518)         151,026
                                                            -----------     -----------        -----------      -----------

    Total shareholders' equity (deficit)                       (255,219)       (434,452)          (295,768)         152,026
                                                            -----------     -----------        -----------      -----------

TOTAL LIABILITIES AND
  SHAREHOLDERS; EQUITY (DEFICIT)                            $ 3,310,349     $ 1,585,626        $ 1,222,101      $   739,515
                                                            ===========     ===========        ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Syntec
                                                      Acquisition
                                                       Corp. and              Syntec Holding Group, Inc.            Syntec
                                                      Subsidiaries                  and Subsidiary               Corporation
                                                      ------------                  --------------               -----------

                                                       Six Month             Six Month        Seven Month         Five Month
                                                         Period                Period            Period             Period
                                                         Ended                 Ended             Ended              Ended
                                                      December 31,            June 30,        December 31,         May 31,
                                                          1999                  1999              1998               1998
                                                          ----                  ----              ----               ----
Net Sales                                            $ 2,078,249           $ 1,776,086        $ 1,736,270      $ 1,208,898

Cost of Sales                                          2,361,770             1,369,727          1,456,500          970,944
                                                     -----------           -----------        -----------      -----------


  Gross profit (loss)                                   (283,521)              406,359           (279,770)         237,954

Selling, general and administrative                      952,797               554,389            565,957          224,132
                                                     -----------           -----------        -----------      -----------

  Income (loss) from operations                       (1,236,318)             (148,030)          (286,187)          13,822

Other income (expense)
  Interest expense                                       (88,102)              (51,062)           (50,437)         (12,038)
  Other, net                                              16,835                (1,592)            40,106              225
                                                     -----------           -----------        -----------      -----------

    Total other income (expenses)                        (71,267)              (52,654)           (10,331)         (11,813)
                                                     -----------           -----------        -----------      -----------

    Income (loss) before provision
        For income taxes                              (1,307,585)             (200,684)          (296,518)           2,009

Provision for income taxes                                     -                     -                  -                -
                                                               -                     -                  -                -

Net income (loss)                                    $(1,307,585)          $  (200,684)       $  (296,518)     $     2,009
                                                     ===========           ===========        ===========      ===========


Net income (loss) attributable to
  common stockholders'                               $(1,307,585)          $  (200,684)       $  (296,518)     $     2,009
                                                     ===========           ===========        ===========      ===========


Basic and diluted net income (loss)
  per share attributable to
  common stockholders                                $      (.28)          $   (267.58)       $   (395.36)     $       .04
                                                     ===========           ===========        ===========      ===========

Number of weighted average shares
  of common stock outstanding
  (basic and diluted)                                  4,725,000                  750               750             46,000
                                                       =========            =========         =========          =========

  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                                      Retained
                                                                        Class A         Additional    Earnings
                                                    Preferred stock   Common Stock       Paid-in    (Accumulated
                                                    ---------------   ------------       -------
                                                 Shares  Amount    Shares      Amount    Capital      Deficit)      Total
                                                 ------  ------    ------      ------    -------      --------      -----
Syntec Corporations:
-------------------
Balance at January 1, 1998                           -      $-       46,000    $1,000         $-      $149,017      $150,017

Net income                                           -       -            -         -          -         2,009         2,009
                                                     -      --      -------    ------         --      --------      --------

Balance at May 31, 1998                              -      $-      46,0000    $1,000         $-      $151,026      $152,026
                                                     =      ==      =======    ======         ==      ========      ========


Syntec Holding Group, Inc. and Subsidiary:
-----------------------------------------
Common stock issued for cash                         -      $-         750       $750          $-           $-          $750

Net loss                                             -       -            -         -           -     (296,518)    $(296,518)
                                                     -      --      -------    ------          --     --------     ---------

Balance at December 31, 1998                         -       -         750        750           -     (296,518)     (295,768)

Additional capital contributed                       -       -            -         -      62,000            -        62,000

Net loss                                             -       -            -         -           -     (200,684)     (200,684)
                                                     -      --      -------    ------      ------      -------       -------

Balance at June 30, 1999                             -      $-          750      $750     $62,000    $(497,202)    $(434,452)
                                                     =      ==      =======    ======     =======    =========    ==========


Syntec Acquisition Corp. and Subsidiaries
-----------------------------------------
Preferred stock issued for cash                510,165     $51            -       $-     $765,195           $-      $765,246

Preferred stock issued for services             40,000       4            -        -       59,996            -        60,000

Class A common stock issued for cash                 -       -    4,725,000      473      149,901            -       150,374

Class A common stock warrants issued for services    -       -            -        -       76,746            -        76,746

Net loss                                             -       -            -        -            -   (1,307,585)   (1,307,585)
--------                                       -------      --    ---------    ------    --------   ----------   -----------

Balance at December 31, 1999                   550,165     $55    4,725,000    $473    $1,051,838  $(1,307,585)    $(255,219)
                                               =======     ===    =========    ====    ==========  ===========     =========

  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Syntec
                                                      Acquisition
                                                      Corp. and          Syntec Holding Group, Inc.               Syntec
                                                       Subsidiaries           and Subsidiary                      Corporation
                                                       ------------           --------------                      -----------
                                                        Six Month         Six Month        Seven Month            Five Month
                                                          Period            Period            Period                Period
                                                          Ended             Ended             Ended                 Ended
                                                       December 31,        June 30,        December 31,              May 31,
                                                           1999              1999              1998                   1998
                                                           ----              ----              ----                   ----
Cash flows from operating activities
    Net income (loss)                                    $(1,307,585)      $(200,684)        $(296,518)             $2,009
    Adjustments to reconcile net income
      (loss) to net cash provided (used)
      by operating activities:
      Depreciation and amortization                           48,370           34,102           53,449              37,816
      Amortization of excess of cost over fair
       value of net assets of companies acquired              97,018           19,416           22,651                   -
      Warrants issued for services                            76,746               -                 -                   -
      Preferred stock issued for services                     60,000               -                 -                   -
      (Increase) decrease in (net of assets and
         liabilities acquired)
         Accounts receivable                               (224,359)        (196,609)           71,952             (57,348)
         Inventories                                       (138,060)        (232,678)          (28,649)            (19,296)
         Prepaid expenses                                   (18,645)          (1,970)          (14,492)             16,053
         Other assets                                        (1,465)          (1,655)           (1,117)            (16,699)
         Accounts payable                                    336,581          367,451           150,534             48,045
         Accrued expenses                                    150,536         (32,228)            13,103             (3,548)
         Deferred compensation                               232,000               -                  -                  -
                                                             -------               -                  -                  -

            Cash flows provided (used)
              by operating activities                      (688,863)        (244,855)           (29,087)             7,032

Cash flows from investing activities
    Purchases of property and equipment                     (10,528)            (652)           (25,069)           (76,436)
    Cash paid for companies acquired                      (1,000,000)              -           (700,000)                 -
                                                          -----------              -          ---------                  -

            Cash flows used in

              Investing activities                        (1,010,528)           (652)           (725,069)           (76,436)

Cash flows from financing activities
    Proceeds from sale of preferred stock                    765,246               -                  -                   -
    Proceeds from sale of common stock                       150,374               -                750                   -
    Net activity on line of credit                         (752,746)          17,107            782,561             185,335
    Additional capital contributed                                -           62,000                  -                   -
    Proceeds from long-term debt                             600,000               -                  -                   -
    Repayment of long-term debt                              (8,333)               -                  -             (14,683)
    Payments on capital leases                              (22,931)         (16,577)           (15,818)             (2,200)
    Net proceeds (payments) on notes
      Payable to shareholders                                975,883         166,456                  -            (102,000)
                                                             -------         -------            -------           ---------

            Cash flows provided by financing
              Activities                                   1,707,493         228,986            767,493              66,452
                                                           ---------         -------            -------              ------

  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                               Syntec
                                                             Acquisition
                                                             Corp. and        Syntec Holding Group, Inc.          Syntec
                                                             Subsidiaries          and Subsidiary              Corporation
                                                             ------------          --------------             -------------
                                                              Six Month      Six Month        Seven Month       Five Month
                                                                 Period          Period             Period         Period
                                                                 Ended           Ended              Ended          Ended
                                                              December 31,      June 30,        December 31,       May 31,
                                                                  1999             1999              1998           1998
                                                                  ----             ----              ----           ----
Net increase (decrease) in cash and
  cash equivalents                                              8,102          (16,521)            13,337           (2,952)

Cash and cash equivalents, beginning
  of period                                                     3,547           20,068              6,731            9,683
                                                                -----           ------              -----            -----

Cash and cash equivalents, end of period                      $11,649           $3,547            $20,068           $6,731
                                                              =======           ======            =======           ======


NON-CASH FINANCING AND INVESTING ACTIVITIES:
--------------------------------------------

Equipment acquired under capital leases                       $34,500              $ -                 $-         $161,863
                                                              =======              ===                 ==         ========

SUPPLEMENTAL DISCLOSURES:
------------------------

Cash paid during the period for interest                      $75,000          $51,000            $50,000          $19,000
                                                              =======          =======            =======          =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE A - ORGANIZATION

Syntec Corporation ("Corp") was formed on February 20, 1970, as a Texas corporation. On April 21, 1998, Syntec Holding Group, Inc. ("Holding") was formed as a Texas corporation for the purpose of acquiring 100% of the outstanding stock of Corp. The acquisition was accounted for as a purchase. On June 3, 1999, Syntec Acquisition Corp. ("Acquisition") was formed as a Texas corporation for the purpose of acquiring 100% of the outstanding stock of Holding. The acquisition was accounted for as a purchase.

Corp is a premier contract electronic manufacturer providing worldwide electronic manufacturing services that include complete printed surface mount and through-hole component placement, custom hand assembly, in circuit and functional testing, chassis mounting and box builds, as well as complete supply chain management from component sourcing to finished goods inventory. In addition, Corp qualifies as a Minority Business Enterprise and an Historically Underutilized Business.

These financial statements include the balance sheet at May 31, 1998 and the related statements of operations and cash flows of Corp for the period January 1, 1998 to May 31, 1998 (the effective date of the purchase by Holding); the consolidated balance sheets at December 31, 1998 and June 30, 1999 and the related consolidated statements of operations and cash flows of Holding and Subsidiary for the period June 1, 1998 to December 31, 1998 and January 1, 1999 to June 30, 1999 (the effective date of the purchase by Acquisition); and the consolidated balance sheet at December 31, 1999 and the related consolidated statements of operations and cash flows of Acquisition and Subsidiaries for the period July 1, 1999 to December 31, 1999.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Acquisition, Holding and Corp. All significant intercompany transactions and balances are eliminated in consolidation. The consolidated group is referred to as the "Company".

Cash Equivalents
----------------

For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories
-----------

Inventories are valued at the lower of cost, using the first-in, first-out method, or market.

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation and amortization of equipment is provided using the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years. Assets held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset, ranging from 3 to 5 years. Depreciation and amortization expense of property and equipment recognized during the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 and the five month period ended May 31, 1998 was $48,370, $34,102, $53,449 and $37,816, respectively.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets
-----------------

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 or the five month period ended May 31, 1998.

Excess of Cost Over Fair Value of Net Assets of Companies Acquired
------------------------------------------------------------------

This asset results from the excess of the purchase price paid by Holding in 1999 and Corp in 1998, over the estimated fair value of the net assets acquired and totaled $1,940,357 and $547,974 for the Holding and Corp acquisitions, respectively. The asset is being amortized using the straight-line method over 10 years, it's estimated useful life. Accumulated amortization totaled $97,018. $42,067, and $22,651 at December 31, 1999, June 30, 1999 and December 31, 1998,
respectively.

Revenue Recognition
-------------------

Revenues from product sales are recognized upon shipment. Revenues from services are recognized when the services are delivered.

Use of Estimates and Assumptions
--------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


Stock-Based Compensation
------------------------

The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, of fair value of the Company's stock over the exercise price.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

Net Income (Loss) Per Share
---------------------------

Basic income (loss) per share is computed by dividing consolidated net income
(loss) by the weighted average number of shares of common stock outstanding during each respective period. Common stock equivalents are not included in the diluted (loss) per share for the six month period ended December 31, 1999 as they are antidilutive.

Recent Accounting Pronouncements
--------------------------------

The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" during 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions about how to allocate resources and assess performance. As the Company has only one operating segment, this standard currently does not impact the Company's disclosures.

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", which establishes accounting and reporting standards for derivative instruments. SFAS 137 is effective for all fiscal years beginning after June 15, 2000. The adoption of SFAS 137 is not expected to have a significant impact on the Company's results of operations or disclosures.

NOTE C - GOING CONCERN UNCERTAINTY

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. The Company incurred a net loss of $1,307,585 during the six-month period ended December 31, 1999. Cash used by operating activities for the same period aggregated $688,863. Current liabilities at December 31, 1999 of $3,077,856 exceed current assets of $1,195,674 by $1,882,182. Total liabilities at December 31, 1999 of $3,565,568 exceed total assets of $3,310,349 by $255,219. The Company's continued existence depends upon the success of management's efforts to raise the additional capital necessary to meet the Company's obligations as they come due and to

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE C - GOING CONCERN UNCERTAINTY (Continued)

obtain sufficient capital to execute its business plan. The Company intends to obtain additional capital primarily through the issuance of preferred stock. There can be no degree of assurance given that the Company will be successful in completing additional financing transactions. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

NOTE D - ACQUISITIONS

On May 14, 1998, Holding acquired 100% of the outstanding stock of Corp. The purchase consideration was $700,000, plus the assumption of liabilities of $587,489. The acquisition has been accounted for as a purchase. The excess of the purchase price over the fair value of net assets acquired was $547,974.

A summary of the fair value of assets acquired and liabilities assumed is as follows:

        Current assets                                                         $407,244
        Fixed assets                                                            303,289
        Other assets                                                             28,982
        Excess of cost over fair value of
           net assets acquired                                                  547,974
        Current liabilities                                                    (455,405)
        Long-term liabilities                                                  (132,084)
                                                                                -------

                                                                               $700,000
                                                                               ========

On June 30, 1999, Acquisition acquired 100% of the outstanding stock of Holding. The purchase consideration totaled $1,000,000, which included $500,000 in cash and the issuance of a $500,000 promissory note, in addition to assuming liabilities of $2,020,078. The acquisition has been accounted for as a purchase. The excess of the purchase price over the fair value of net assets acquired was $1,940,357

A summary of the fair value of assets acquired and liabilities assumed is as follows:

        Current assets                                                         $806,506
        Fixed assets                                                            241,459
        Other assets                                                             31,756
        Excess of cost over fair value of net
           assets of companies acquired                                       1,940,357
        Current liabilities                                                  (1,928,649)
        Long-term liabilities                                                   (91,429)
                                                                                 ------

                                                                             $1,000,000
                                                                             ==========

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE E - INVENTORIES

Inventories at the respective balance sheet dates are as follows:

                                                 December 31,      June 30,        December 31,           May 31,

                                                    1999            1999               1998               1998
                                                 ----------------------------------------------------------------
    Raw materials                                 $530,959         $421,368             $188,388         $151,259
    Work-in-process                                      -           44,057               44,359           52,839
    Finished goods                                  72,526                -                    -                -
                                                    ------                -                    -                -

                                                  $603,485         $465,425             $232,747         $204,098
                                                  ========         ========             ========         ========

NOTE F - DEFERRED COMPENSATION

Deferred compensation is comprised of salaries accrued for certain officers of the Company that have not been paid at December 31, 1999. These amounts were converted into 154,667 shares of Class A common stock of the Company subsequent to December 31, 1999.

NOTE G - LINE OF CREDIT

The Company had a revolving credit agreement with a financial institution that matured and was paid in full in July 1999. At June 30, 1999, December 31, 1998 and May 31, 1998, $1,005,003, $987,896 and $205,335, respectively, was outstanding under this agreement.

During December 1999, the Company obtained a $500,000 revolving credit agreement with a financial institution with monthly interest payments at prime rate plus 5.5% (14% at December 31, 1999) and all outstanding principal and interest due at maturity, December 30, 2000. At December 31, 1999, $252,257 was outstanding under this agreement. The line of credit is collateralized by accounts receivable, inventory and equipment, and personally guaranteed by certain shareholders. At December 31, 1999, the Company was not in compliance with certain covenants associated with the line of credit.

NOTE H - NOTES PAYABLE TO SHAREHOLDERS

The Company has an unsecured note payable due to the majority shareholder totaling $500,000 at December 31, 1999. The note payable bears interest at 12% per annum and payments are made as cash flow permits with the total outstanding balance of principal and accrued interest due November 30, 2000. Subsequent to December 31, 1999, this note payable was converted into 333,333 shares of Class A common stock

The Company has an unsecured note payable due to several shareholders totaling $500,000 at December 31, 1999. The note payable bears interest at 9.5% per annum and payments are made as cash flow permits with the total outstanding balance of principal and accrued interest due April 30, 2000.

The Company has two additional unsecured notes payable due to two shareholders totaling $142,698 and $166,815 at December 31, 1999 and June 30, 1999,
respectively. The notes bear interest at 18% per annum and do not have a specific maturity date but are repaid as cash flow permits.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998

NOTE I - LONG TERM DEBT

Long-term debt at December 31, 1999 consists of the following:

       Installment note payable to financial institution, due in monthly installments of $8,333, including interest at the 30 day rate of commercial paper plus 3.25% percent (14% as of December, 31, 1999), matures August 2004, secured by all assets of the Company excluding
       accounts receivable and inventory                                               $491,667


       Installment note payable to financial institution, due in weekly principal installments of $2,000, interest is payable monthly at the prime rate plus 5.5% percent (14% as of December 31, 1999), matures
       December 2000, secured by accounts receivable, inventory, and equipment and personally guaranteed by certain shareholders (cross-collateralized with the line of credit)
                                                                                        100,000
                                                                                        -------

                                                                                        591,667

       Less current portion                                                             200,000
                                                                                        -------

       Long-term debt, less current portion                                            $391,667
                                                                                       ========

Principal payments on long-term debt for each of the next five years are as follows:

                       Year ending December 31:
                       ------------------------

                                 2000                            $200,000

                                 2001                             100,000

                                 2002                             100,000

                                 2003                             100,000

                                 2004                              91,667
                                                                 --------
                                                                 $591,667
                                                                 ========

NOTE J - LEASES

The Company is obligated under certain capital leases that expire on April 1, 2003. The Company also leases its office facility under an operating lease with a 15 year term expiring in 2013. Rental expense for operating leases was approximately $86,000, $86,000, $59,000 and $42,000 for the six month period ended December 31, 1999, the six month period ended June 30, 1999, the seven month period ended December 31, 1998 and the five month period ended May 31, 1998, respectively.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998

NOTE J - LEASES (Continued)

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1999 are:

                                                                                   Capital         Operating
                                                                                   Leases             Leases
                                                                                   ------             ------
     Year ending December 31,
           2000                                                                      $52,387           $ 211,784
           2001                                                                       52,387             210,984
           2002                                                                       39,433             204,125
           2003                                                                       13,145             177,387
           2004                                                                            -             172,800
     Thereafter                                                                            -           1,469,200
                                                                                  ----------          ----------

     Total minimum lease payments                                                    157,352          $2,446,280
                                                                                                      ==========
     Less amounts representing interest                                              (18,515)
                                                                                     -------
     Present value of net minimum
        capital lease payments                                                       138,837
     Less current portion of capital lease payments                                  (42,792)
                                                                                    --------

     Capital lease obligation less current
        portion                                                                      $96,045
                                                                                     =======

NOTE K - INCOME TAXES

Deferred tax assets and liabilities at December 31, 1999, June 30, 1999, December 31, 1998 and May 31, 1998 are as follows:

                                                        December 31,          June 30,        December 31,          May 31,
                                                            1999                1999              1998              1998
                                                            ----                ----              ----              ----
     Current deferred tax asset                          $  27,039        $      -            $       -        $      -
     Non-current deferred tax asset                        609,841          192,301             124,068          23,252
     Less: valuation allowance                            (636,880)        (192,301)           (124,068)        (23,252)
                                                         ---------        ---------           ----------       --------

     Net deferred tax asset                              $      -         $       -           $        -       $      -
                                                         =========        =========           ==========       ========

The current deferred tax asset results from the allowance for doubtful accounts. The non-current deferred tax asset results from the net operating loss carryforward and the difference in the amortization period of the excess of cost over fair value of net assets of companies acquired. The net operating loss available at December 31, 1999 amounts to approximately $1,800,000 and begins to expire in 2013. At December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998, the net deferred tax asset has a 100% allowance due to the uncertainty of the Company generating future taxable income.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998

NOTE K - INCOME TAXES (Continued)

A reconciliation of income tax expense using the statutory federal income tax rate of 34% to the actual income tax expense for the six months ended December 31, 1999, the six months ended June 30, 1999, the seven months ended December 31, 1998 and the five months ended May 31, 1998 is as follows:

                                                         December 31,         June 30,        December 31,          May 31,
                                                            1999               1999               1998               1998
                                                            ----               ----               ----               ----
   Federal tax expense at statutory rate                   $(444,579)        $(68,233)           $(100,816)          $683
   Change in valuation allowance                             444,579           68,233              100,816           (683)
                                                           ---------      -----------            ---------          -----

                                                           $       -      $         -            $       -          $   -
                                                           =========      ===========            =========          =====

NOTE L - STOCKHOLDERS' EQUITY

The preferred stock of Acquisition is non-voting and convertible, at the option of the holder, to Class B common stock on a share for share basis. The preferred stock bears non-cumulative dividends of 8% per annum which are payable at the discretion of the Board of Directors. This stock has a liquidation preference of $1.50 per share.

The Class B common stock is identical to Class A common stock, except that the Class B stock has no voting rights. The Class B stock automatically converts to Class A stock, on a share for share basis, upon the Class A stock being registered with the Securities and Exchange Commission.

NOTE M - STOCK OPTIONS AND WARRANTS

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its compensatory options. Accordingly, no compensation cost has been recognized for its employee stock options in the financial statements for those options where the fair market value approximates the exercise price. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's pro forma net loss for the six-month period ended December 31, 1999 would have been increased to the pro forma amounts indicated below (the six month period June 30, 1999, the seven month period December 31, 1998 and the five month period May 31, 1998 have no pro forma differences):

    Net loss            As reported                         (1,307,585)
                        Pro forma                           (1,361,978)

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions used for grants during the six-month period ended December 31, 1999: dividend yield of 0 percent; expected volatility of 0%; risk free interest rate of 5%; and an expected life of 3 years.

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998

NOTE M - STOCK OPTIONS AND WARRANTS (Continued)

A summary of changes in the Company's compensatory options and warrants follows:

                                                 Employee Stock Option Plan         Other Compensatory      Combined Total
                                                 --------------------------         ------------------      --------------
                                                                Weighted                       Weighted
                                                                Average                         Average
                                                                Exercise                       Exercise       Options/
                                                 Options         Price              Warrants    Price        Warrants
                                                 -------         -----              --------    -----        --------
Outstanding at June 30, 1999                           -       $    -                     -    $    -               -
Granted                                        1,580,000         1.50               371,215      1.50       1,951,215
Exercised                                              -            -                     -         -               -
Forfeited                                              -            -                     -         -               -
                                                       -
                                               ---------       ------              --------    ------       ---------
Outstanding at December 31, 1999               1,580,000       $ 1.50               371,215    $ 1.50       1,951,215
                                               =========       ======              ========    ======       =========

The following table summarizes information about employee stock options outstanding at December 31, 1999 under the Stock Option Plan:

                                Options Outstanding                                         Options Exercisable
                                -------------------                                         -------------------
                                              Weighted
                                              average               Weighted
   Range of                Number            remaining              average             Number         Weighted average
exercise prices          outstanding      contractual life       exercise price       Exercisable       exercise price
---------------          -----------      ----------------       --------------       -----------       --------------
         $1.50              1,580,000         7.50 years               $1.50              263,333             $1.50

The following table summarizes information about warrants outstanding at December 31, 1999.

                               Warrants Outstanding                                        Warrants Exercisable
                               --------------------                                        --------------------
                                              Weighted
                                              average               Weighted
    Range of                 Number           remaining              average            Number        Weighted average
exercise prices           outstanding      contractual life       exercise price      Exercisable       exercise price
---------------           -----------      ----------------       --------------      -----------       --------------
          $1.50               371,215          5.0 years               $1.50              371,215              $1.50

                   SYNTEC ACQUISITION CORP. AND SUBSIDIARIES
                           AND PREDECESSOR COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1999, June 30, 1999, December 31, 1998, and May 31, 1998

NOTE N - CREDIT CONCENTRATIONS AND SIGNIFICANT CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash and cash equivalents are at risk to the extent that they exceed the Federal Deposit Insurance Corporation insured amount. To minimize this risk, the Company places its cash and cash equivalents with high credit quality financial institutions.

The Company recognizes revenue upon shipment of goods or delivery of services and does not maintain any set policy regarding the customer's right of return. Customer requests to return products for refund or credit are handled on an individual basis at the discretion of management. The refunds or credits in 1999 and 1998 were not significant to the results of operations of the Company. In the normal course of business, the Company extends unsecured credit to virtually all of its customers. The Company has a broad base of customers located throughout the United States, which reduces its credit risk. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible ($9,197 at December 31, 1999; $0 at June 30, 1999, December 31, 1998 and May 31,
1998). In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

For the periods ended December 31, 1999 and June 30, 1999, the Company had three significant customers which represented 32%, 24% and 24% of net sales. For the periods ended December 31, 1998 and May 31, 1998 the Company had three significant customers which represented 35%, 24% and 12%of net sales.

NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practical to estimate. At December 31, 1999, June 30, 1999, December 31, 1998 and May 31 1998 the carrying value all of the Company's accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term nature.

Line of credit, long-term debt, capital lease obligations, and notes payable to shareholders carrying values approximate fair values based on the borrowing rates currently available to the Company for arrangements with similar terms.

NOTE P - SUBSEQUENT EVENTS

Pursuant to an Agreement and Plan of Reorganization date June 19, 2000, Acquisition entered into a reverse merger acquisition agreement with Mayford Acquisition Corporation ("Mayford"), a publicly held "shell" Delaware Corporation. Mayford purchased 100% of Acquisition's outstanding stock in a tax free reorganization. Mayford issued 13,527,083 shares of its $.0001 par value Class A common stock and 2,972,504 shares of its $.0001 par value Series A convertible preferred stock in exchange for all of the outstanding common and preferred shares of Acquisition. Also effective June 19, 2000, Mayford changed its name to CCM Manufacturing Technologies, Inc. For accounting purposes, the merger will be treated as a recapitalization of Acquisition with Acquisition as the acquirer (a reverse merger).

             CCM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS                                               September 30,         December 31,
                                                                                             2000                  1999
                                                                                             ----                  ----
                                                                                                     (Unaudited)
CURRENT ASSETS
      Cash and cash equivalents                                                          $       606          $    11,649
      Accounts receivable, net of allowance for doubtful
       accounts of $0 and $9,197 at September 30, 2000 and
       December 31, 1999, respectively                                                       632,994              545,433
      Inventories                                                                            582,352              603,485
      Prepaid expenses                                                                         5,069               35,107
                                                                                               -----               ------

              Total current assets                                                         1,221,021            1,195,674

PROPERTY AND EQUIPMENT
      Machinery and equipment                                                              1,076,342            1,072,867
      Furniture and fixtures                                                                  47,617               47,617
      Automobiles                                                                              1,500                1,500
      Leasehold improvements                                                                     896                  896
                                                                                                 ---                  ---

                                                                                           1,126,355            1,122,880
      Accumulated depreciation and amortization                                             (950,992)            (884,763)
                                                                                           ---------            ---------

                 Net property and equipment                                                  175,363              238,117

EXCESS OF COST OVER FAIR VALUE OF NET
      ASSETS OF COMPANIES ACQUIRED, net                                                    1,697,812            1,843,339

OTHER ASSETS                                                                                  33,887               33,219
                                                                                              ------               ------

TOTAL ASSETS                                                                             $ 3,128,083          $ 3,310,349
                                                                                         ===========          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

             CCM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - Continued

                                                                                        September 30,      December 31,
                                                                                            2000                1999
                                                                                            ----                ----
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                               (Unaudited)
CURRENT LIABILITIES
     Line of credit.                                                                         $        -         $  252,257
     Current portion of long-term debt                                                          380,377            200,000
     Notes payable to shareholders                                                              684,567          1,142,698
     Current portion of capital lease obligations                                                45,737             42,792
     Factoring advances                                                                         242,231                  -
     Accounts payable                                                                           958,776          1,035,706
     Accrued liabilities                                                                        238,836            172,403
     Deferred compensation                                                                      192,115            232,000
                                                                                             ----------         ----------

             Total current liabilities                                                        2,742,639          3,077,856

LONG-TERM LIABILITIES
Long-term debt, less current portion                                                            316,667            391,667
Capital lease obligations, less current portion                                                  57,678             96,045
                                                                                             ----------         ----------

             Total long-term liabilities                                                        374,345            487,712
                                                                                             ----------         ----------

             Total liabilities                                                                3,116,984          3,565,568

STOCKHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.0001 par value, 25,500,000 shares authorized, none
         issued and outstanding at September 30, 2000 and December 31, 1999                           -                  -
     Series A Preferred stock, $0.0001 par value, 3,000,000 shares authorized, 2,972,504 and 1,375,413 shares issued and outstanding at
         September 30, 2000 and December 31, 1999, respectively (liquidation preference of $4,458,756 and $2,063,120 at September 30, 2000 and
         December 31, 1999, respectively)                                                           297                138
     Series B Preferred stock, $0.0001 par value, 1,500,000 shares authorized, none issued and outstanding at September 30,
         2000 and December 31, 1999                                                                   -                  -
     Class A Common stock, $0.0001 par value, 60,000,000 shares authorized, 17,409,517 and 11,812,500 shares issued and
         outstanding at September 30, 2000 and December 31, 1999,
         respectively                                                                             1,741              1,181
     Class B Common stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30,
         2000 and December 31, 1999                                                                   -                  -

     Common stock subscriptions receivable                                                      (75,470)                 -
     Additional paid-in capital                                                               3,194,798          1,051,047
     Accumulated deficit                                                                     (3,110,267)        (1,307,585)
                                                                                             ----------          ---------

             Total stockholders' equity (deficit)                                                11,099           (255,219)
                                                                                             ----------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
     (DEFICIT)                                                                               $3,128,083         $3,310,349
                                                                                             ==========         ==========

             CCM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                 (Unaudited)
                                                                                              Nine Months Ended
                                                                                                 September 30,
                                                                                                 -------------
                                                                                           2000                 1999
                                                                                           ----                 ----
Net sales                                                                               $ 2,474,011          $ 2,817,969

Cost of sales                                                                             2,709,544            2,458,688
                                                                                        -----------          -----------

Gross profit (loss)                                                                        (235,533)             359,281

Selling, general and administrative expenses                                              1,419,370              783,419
                                                                                        -----------          -----------

Loss from operations                                                                     (1,654,903)            (424,138)

Other income (expenses)
      Interest expense                                                                     (138,782)             (66,246)
      Other, net                                                                             (8,997)             (15,262)
                                                                                        -----------          -----------

Total other income (expenses)                                                              (147,779)             (81,508)
                                                                                        -----------          -----------

Loss before provision for income taxes                                                   (1,802,682)            (505,646)

Provision for income taxes                                                                        -                    -
                                                                                        -----------          -----------

Net loss                                                                                $(1,802,682)         $  (505,646)
                                                                                        ===========          ===========
Net loss attributable

      to common stockholders                                                            $(1,802,682)         $  (505,646)
                                                                                        ===========          ===========


Basic and diluted net loss per share
      attributable to common stockholders                                               $     (0.14)         $     (0.04)
                                                                                        ===========          ===========


Number of weighted average shares

      of common stock outstanding                                                       13,140,698            11,812,500
                                                                                        ==========            ==========

  The accompanying notes are an integral part of these consolidated financial statements.

             CMM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 (Unaudited)
                                                                                              Nine Months Ended
                                                                                                 September 30,
                                                                                                 -------------
                                                                                         2000                      1999
                                                                                         ----                      ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                             $(1,802,682)               $ (505,646)
Adjustments to reconcile net loss to net cash
     used by operating activities:
     Depreciation and amortization                                                        66,229                    67,770
     Amortization of excess of cost over fair value of net
         assets of companies acquired                                                    145,527                    67,925
     Preferred stock issued as compensation                                               30,000                         -
     Change in operating assets and liabilities
         Accounts receivable                                                             (87,561)                 (328,406)
         Inventories                                                                      21,133                  (257,178)
         Prepaid expenses                                                                 30,038                    (4,143)
         Other assets                                                                       (668)                    10,628
         Accounts payable                                                                (76,930)                   361,450
         Accrued liabilities                                                              66,433                    401,445
         Deferred compensation                                                           308,365                    116,000
                                                                                     -----------                -----------

          Cash flows used in operating activities                                     (1,300,116)                   (70,155)

     CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                                  (3,475)                   (41,335)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock warrants                                     115,000                          -
     Proceeds from sale of preferred stock                                               928,250                    507,000
     Proceeds from sale of common stock                                                  147,500                    150,374
     Net activity on line of credit                                                     (252,257)                  (777,938)
     Additional capital contributed                                                            -                     62,000
     Factoring advances                                                                  242,231                          -
     Proceeds from long-term debt                                                        289,869                          -
     Repayment of long-term debt                                                        (184,492)                         -
     Payments on capital leases                                                          (35,422)                   (18,922)
     Net proceeds on notes payable to shareholders                                        41,869                    197,363
                                                                                     -----------                -----------

          Cash flows provided by financing activities                                  1,292,548                    119,877
                                                                                     -----------                -----------

Net increase (decrease) in cash and cash equivalents                                     (11,043)                     8,387

Cash and cash equivalents, beginning of period                                            11,649                     20,068
                                                                                     -----------                -----------

Cash and cash equivalents, end of period                                             $       606                $    28,455
                                                                                     ===========                ===========

             CMM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                                             (Unaudited)
                                                                                         Nine Months Ended
                                                                                            September 30,
                                                                                            -------------
                                                                                       2000              1999
                                                                                       ----              ----
NON-CASH FINANCIAL AND INVESTING ACTIVITIES:
--------------------------------------------

Issuance of Class A common stock as payment of
      compensation.                                                                     $348,250           $-
                                                                                        ========           ==
Issuance of Class A common stock in exchange for
      note payable to shareholders.                                                     $500,000           $-
                                                                                        ========           ==
Issuance of Class A common stock for subscription
      receivable.                                                                        $75,470           $-
                                                                                         =======           ==
SUPPLEMENTAL DISCLOSURE:
------------------------

Cash paid for interest during period                                                    $138,000           $66,000
                                                                                        ========           =======

  The accompanying notes are an integral part of these consolidated financial statements.

             CMM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited financial statements of CCM Manufacturing Technologies, Inc. (formerly Syntec Acquisitions Corp.) and subsidiaries ("CCM" or "Company") have been prepared from the records of the Company in accordance with generally accepted accounting principles "GAAP" for interim financial information and in accordance with the instructions pursuant to item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These financial statements reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. The current interim period reported herein should be read in conjunction with the Company's Form 8-K/A and the related financial statements filed with it.

The results of operations for the three and nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. The Company incurred a net loss of $1,802,682 during the nine-month period ended September 30, 2000. Cash used in operating activities for the same period aggregated $1,300,116. Current liabilities at September 30, 2000 of $2,742,639 exceed current assets of $1,221,021 by $1,521,618. The Company's continued existence depends upon the success of management's efforts to raise the additional capital necessary to meet the Company's obligations as they come due and to obtain sufficient capital to execute its business plan. The Company intends to obtain additional capital primarily through the issuance of non-voting preferred stock. There can be no degree of assurance given that the Company will be successful in completing additional financing transactions. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

NOTE C - LOSS PER SHARE

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. CCM's common stock equivalents are not included in the diluted loss per share for September 30, 2000 and 1999 as they are antidilutive. Therefore, diluted and basic loss per share are the same.

NOTE D - REVERSE MERGER

Pursuant to an agreement and Plan of Reorganization dated June 19, 2000, Syntec Acquisition Corp. ("Acquisition") entered into a reverse merger acquisition agreement with Mayford Acquisition Corporation ("Mayford"), a publicly held "shell" Delaware Corporation. Mayford purchased 100% of Acquisition's outstanding stock in a tax free reorganization. Mayford issued 13,527,083 shares of its $.0001 par value Class A common stock and 2,972,504 shares of its $.0001 par value Series A convertible preferred stock in exchange for all of the outstanding common and preferred shares of Acquisition. Also effective June 19, 2000, Mayford changed its name to CCM Manufacturing Technologies, Inc. For accounting purposes, the merger was treated as a recapitalization of Acquisition with Acquisition as the acquirer (a reverse merger).

             CMM MANUFACTURING TECHNOLOGIES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - NOTES PAYABLE TO SHAREHOLDERS

The Company has unsecured note payables due to several shareholders totaling $684,567 at September 30, 2000.

The first note bears interest at 9.5% per annum and payments are made as cash flow permits with the total outstanding balance of principal and accrued interest due December 31, 2000. The remaining $184,567 is due on demand and bears interest at 18% per annum.

NOTE F - LONG TERM DEBT

Long-term debt at September 30, 2000 consists of the following:

   Installment note payable to financial institution, due in monthly installments of $8,333, including interest at the 30 day rate of commercial paper plus 3.25%, matures August 2004, secured by all assets of the Company
   excluding accounts receivable and inventory                                        $416,667

   Installment note payable to financial institution, due in weekly principal installments of $2,000, interest is payable monthly at the prime rate plus
   5.5% matures December 2000, secured by accounts receivable, inventory, and
   equipment and personally guaranteed by certain shareholders                          24,000

   Installment note payable to vendor due in monthly installments of $20,092
   including 10% interest, matures November 2000, secured by certain inventories       121,377


   Unsecured note payable, accrues interest at the prime rate plus 2%, principal and accrued interest due at maturity on February 11, 2001 (net of discount of
   $46,000)                                                                             54,000

   Unsecured note payable, accrues interest at the prime rate plus 2%, principal and accrued interest due at maturity on January 18, 2001 (net of discount of
   $69,000)                                                                             81,000
                                                                                      --------
                                                                                       697,044

   Less current portion                                                                380,377
                                                                                      --------

   Long-term debt, less current portion                                               $316,667
                                                                                      ========

NOTE G - FACTORING ADVANCES

The Company has entered into a factoring agreement with a financial institution. Under this agreement, the Company sells certain accounts receivable with recourse at a discount to the financial institution. The factoring advance liability included on the balance sheet represents advances received for accounts receivable that have not yet been collected by the financial institution.

NOTE H - STOCKHOLDERS' EQUITY

Effective September 20, 2000, the Company sold 3,372,500 shares of Class A common stock in exchange for a subscription receivable of $125,000 or $.037 per share. $62,500 of the subscribed amount was collected prior to September 30, 2000 and the remaining amount is shown as a subscription receivable at September 30, 2000. Also effective September 20, 2000, the Company sold 349,934 shares of Class A common stock in exchange for a subscription receivable of $12,970 or $.037 per share to "friends and family" of the Company. This entire amount is shown as a subscription receivable in the financial statements at September 30, 2000.

During the quarter ended September 30, 2000, the Company issued warrants to purchase 100,000 shares of Class A common stock with an exercise price of $.10 per share associated with $250,000 in debt obtained from two individuals. The fair value of the warrants, using the Black-Scholes model, has been determined to be $115,000 and has been recorded as additional paid-in capital and a discount to the related debt in the financial statements. These warrants were exercised during the third quarter of 2000. During this quarter, the Company also sold 60,000 shares of Class A common stock to three individuals for an aggregate of $75,000 or $1.25 per share. This amount was collected in full prior to September 30, 2000.

                     CCM MANUFACTURING TECHNOLOGIES, INC.

        6,072,435 shares of Class A common stock to be sold by certain selling securityholders and 166,500 shares of Series A common stock underlying Class B common stock conversion



                                  PROSPECTUS
                                  ----------

                                  _____, 2001

CCM has not authorized any dealer, salesperson or other person to provide any information or make any representations other than the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

   . except the common stock offered by this prospectus;

   . in any jurisdiction in which the offer or solicitation is not authorized;

   . in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

   . to any person to whom it is unlawful to make the offer or solicitation; or

   . to any person who is not a United States resident or who is outside the jurisdiction of the United States.

   The delivery of this prospectus or any accompanying sale does not imply that:


   . there have been no changes in CCM's affairs after the date of this prospectus; or

   . the information contained in this prospectus is correct after the date of this prospectus.

Dealer Prospectus Delivery Obligation

   Until _______, 2001; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers


   CCM Manufacturing Technologies, Inc. is incorporated in Delaware. Under
Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's Certificate of Incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

   The General Corporation Law of the State of Delaware provides that a Certificate of Incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director

       (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

       (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

       (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or

       (4) for any transaction from which the director derived an improper personal benefit.


        CCM's Certificate of Incorporation contains such a provision.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution


         The following table sets forth CCM's expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

        Filing Fee--Securities and Exchange Commission....................................    $    4.00
        Fees and Expenses of Accountants and legal counsel................................    $ 200,000
        Blue Sky Fees and Expenses........................................................    $   2,000
        Printing and Engraving Expenses...................................................    $   3,500
        Miscellaneous Expenses............................................................    $   3,000
                                                                                              ---------

        Total                                                                                 $ 208,504

Item 26.    Recent Sales of Unregistered Securities


         Within the past three years, the Company has issued the following shares of its Class A common stock, par value $.0001 (the "Shares"), for cash or services rendered to the Company and has granted the following options and warrants to purchase its Class A common stock for services rendered to the Company, absent registration under the Securities Act of 1933, as amended, pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering except shares of Class A common stock issued prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of the Securities Act. The following information is provided as calculated on a post-merger basis.

         Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of CCM's shareholders.


                                                      Number of            Number of
              Holders of Class A                      Pre-Merger           Post-Merger
Date          Common Stock                            Shares               Shares              Consideration
----          ------------                            ------               ------              -------------
6/99          Jose G. Chavez*                         2,883,333            7,208,333           $246 / services rendered
6/99          Jaime J. Munoz *                          521,250            1,303,125           $44.63 / services rendered
6/99          Gustavo A. Cardenas*                      513,750            1,284,375           $44.63 / services rendered
6/99          Lynn K. Bishop*                         1,050,000            2,625,000           $150,000
6/99          Michael J. Wales*                         157,000              393,750           $15.75
6/99          Michael A. Chavez*                        157,500              393,750           $15.75
6/99          Cheryl Arnold-Forte*                        7,500               18,750           $0.75

         (*) The named stockholder is an employee of the Company. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In March 1999, the Company's predecessor, Mayford Acquisition Corporation, issued 5,000,000 shares of its common stock to TPG Capital, an accredited investor, for an aggregate consideration of $500.

         From July 1999 through May, 2000, the Company sold 1,189,000 shares (2,972,504 post-merger shares) of its Class A preferred stock, at a purchase price of $1.50 per share, to twenty-eight individuals. The Company believes that nine of such investors were financially sophisticated individuals who were direct contacts of the Company' and who spoke with the Company's President, were given a tour of the Company's facilities and who had access to the Company's full information. Upon inquiry the Company has been informed that the remaining investors are accredited investors as that term is defined in Rule 501 of Regulation D of the Securities Act. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In October 1999, the Company issued 20,000 shares (50,000 post-merger shares) of its Class A preferred stock to one employee as compensation for services rendered to the Company. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In July 1999 the Company granted options to eight employees and officers of the Company, pursuant to their employment agreements, to purchase an aggregate of 1,605,000 shares (4,012,500 post-merger shares) of the Company's Class A common stock exercisable at $1.50 per share. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         From July 2000 through September, 2000 the Company sold 3,782,436 of its Class A common stock to sixty-six investors for an aggregate purchase price of $209,594.65. The Company believes that fourteen of such investors were financially sophisticated individuals who were direct contacts of the Company and who spoke with the Company's President, were given a tour of the Company's facilities and who had access to the Company's full information. Upon inquiry the Company has been informed that the remaining investors are accredited investors as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In August, 2000, in connection with a loan for an aggregate of $250,000, the Company granted two individuals warrants to purchase an aggregate of 100,000 shares of Class A common stock exercisable at $.10 per share. As of the date of this filing all of such warrants were exercised and paid in full. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In October 1999, the Company granted warrants to purchase an aggregate of 321,215 shares (803,038 post-merger shares) of its Class A common stock to seven individuals as payment for legal services rendered to the Company and, in June 2000, the Company granted a warrant to purchase 50,000 shares (125,000 post- merger shares) of its Class A common stock to one individual as payment for legal services rendered to the Company. All of such warrants are exercisable at $1.50 per share. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In December 2000, the Company granted to Consulting and Strategy International LLC, as payment for services rendered to the Company, a warrant to purchase 1,000,000 shares of Class A common stock exercisable as follows:
250,000 shares at $2.50 per share; 250,000 shares at $3.50 per share; 250,000 shares at $4.00 per share; and 250,000 shares at $5.00. The Company believes that such issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

         In December 2000, the Company granted to Consulting & Strategy International LLC, as payment for services rendered to the Company, an option to purchase 600,000 shares of its Class A common stock exercisable at $1.50 per share upon the occurrence of the Company's Class A common stock trading on the
 OTC Bulletin Board. The option expires 18 months from the date that the Company's securities are traded, if at all, on the OTC Bulletin Board. The Company believes that such issuances were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

          In February 2001, the Company issued 200,000 shares of its common stock to Sunstate Equity Trading, Inc. ("Sunstate"), an NASD member firm, with whom the Company entered into a non-exclusive financial advisory agreement. The shares were issued to Sunstate for services rendered to the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 27. Exhibits and Financial Statement Schedules

(a) Exhibits


3.1** Certificate of Incorporation, filed with the registration statement of Mayford Acquisition Corporation as Exhibit 3.1 to the Form 10-SB (file No. 000-28681) filed with the Commission on December 28, 1999 and incorporated herein by reference.

3.2** By-Laws of the Company, filed with the registration statement of Mayford Acquisition Corporation as Exhibit 3.2 to the Form 10-SB (file No. 000-28681) filed with the Commission on December 28, 1999 and incorporated herein by reference.

3.3** Certificate of Amendment of the Certificate of Incorporation of Mayford Acquisition Corporation filed as Exhibit 2.1 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
3.4** Designation of Preference for Series A Convertible Preferred Stock filed as Exhibit 2.2 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
3.5** Designation of Preference for Series B Convertible Preferred Stock filed as Exhibit 2.3 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.

4.1** Agreement and Plan of reorganization among Mayford Acquisition Corporation, Syntec Acquisition Corporation, and the shareholders of Syntec filed as Exhibit 10.1 to the Form 8-K of Mayford Acquisition Corporation filed on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.

4.2** Agreement and Plan of Merger between Mayford Acquisition Corporation and Syntec Acquisition Corporation filed with the Commission as Exhibit 10.2 to the Form 8K of Mayford Acquisition Corporation filed on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
4.3 Form of Warrant Agreement granted to Consulting & Strategy International LLC dated November 1, 2000.
4.4 Form of Option Agreement granted Consulting & Strategy International LLC dated November 1, 2000.
4.5 Form of Business Services Contract between the Company and Consulting & Strategy International LLC dated December 1, 1999.
4.6 Form of Financial Advisory Agreement between Sunstate Equity Trading, Inc. and the Company.
5.1*   Opinion of Cassidy & Associates

10.6** Form of Employment Agreement with Mr. Jose G. Chavez

10.7** Form of Employment Agreement with Mr. Jaime J. Munoz

10.8** Form of Employment Agreement with Mr. Gustavo A. Cardenas

10.9** Form of Employment Agreement with Mr. Lynn K. Bishop
23.1*  Consent of Accountants
23.2*  Consent of Cassidy & Associates (included in Exhibit 5.1)

*       To be filed by amendment.
**      Previously filed.

Item 28. Undertakings.

    The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in that prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, CCM Manufacturing Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Pflugerville, Texas, on March 5, 2001.

                                CCM MANUFACTURING TECHNOLOGIES, INC.


                                      By: /s/ Jose Chavez
                                      -------------------

                                      Jose Chavez, Chief Executive Officer



                                      By: /s/ Gustavo A. Cardenas
                                      ---------------------------

                                      Gustavo A. Cardenas,
                                      Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                          Title                                          Date
          ---------                          -----                                          ----
/s/ Jaime J. Munoz
------------------
Jaime J. Munoz                              President and Director                      March 5, 2001

/s/ Jose Chavez
---------------
Jose Chavez                                 Chief Executive Officer                     March 5, 2001
                                            and Director

/s/ Gustavo Cardenas
--------------------
Gustavo Cardenas                            Chief Financial Officer                     March 5, 2001
                                            and Director

(a) Exhibits
3.1** Certificate of Incorporation, filed with the registration statement of Mayford Acquisition Corporation as Exhibit 3.1 to the Form 10-SB (file No. 000-28681) filed with the Commission on December 28, 1999 and incorporated herein by reference.
3.2** By-Laws of the Company, filed with the registration statement of Mayford Acquisition Corporation as Exhibit 3.2 to the Form 10-SB (file No. 000-28681) filed with the Commission on December 28, 1999 and incorporated herein by reference.
3.3** Certificate of Amendment of the Certificate of Incorporation of Mayford Acquisition Corporation filed as Exhibit 2.1 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
3.4** Designation of Preference for Series A Convertible Preferred Stock filed as Exhibit 2.2 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
3.5** Designation of Preference for Series B Convertible Preferred Stock filed as Exhibit 2.3 to the Form 8-K filed with the Commission on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
4.1** Agreement and Plan of reorganization among Mayford Acquisition Corporation, Syntec Acquisition Corporation, and the shareholders of Syntec filed as Exhibit 10.1 to the Form 8-K of Mayford Acquisition Corporation filed on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
4.2** Agreement and Plan of Merger between Mayford Acquisition Corporation and Syntec Acquisition Corporation filed with the Commission as Exhibit 10.2 to the Form 8K of Mayford Acquisition Corporation filed on July 19, 2000 (File No. 000-28681) and incorporated herein by reference.
4.3 Form of Warrant Agreement granted to Consulting & Strategy International LLC dated November 1, 2000.
4.4 Form of Option Agreement granted Consulting & Strategy International LLC dated November 1, 2000.
4.5 Form of Business Services Contract between the Company and Consulting & Strategy International LLC dated December 1, 1999.
4.6 Form of Financial Advisory Agreement between Sunstate Equity Trading, Inc. and the Company.
5.1*   Opinion of Cassidy & Associates

10.6** Form of Employment Agreement with Mr. Jose G. Chavez 10.7** Form of Employment Agreement with Mr. Jaime J. Munoz 10.8** Form of Employment Agreement with Mr. Gustavo A. Cardenas 10.9** Form of Employment Agreement with Mr. Lynn K. Bishop

23.1*  Consent of Accountants
23.2*  Consent of Cassidy & Associates (included in Exhibit 5.1)

*    To be filed by amendment.
**   Previously filed.